SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [    ]
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       KIWI INTERNATIONAL AIR LINES, INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         ______________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
         ______________________________________________________________________
     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
         ______________________________________________________________________
     5)  Total fee paid:
         ______________________________________________________________________

|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         ______________________________________________________________________
     2)  Form, Schedule or Registration Statement No.:
         ______________________________________________________________________
     3)  Filing Party:
         ______________________________________________________________________
     4)  Date Filed:
         ______________________________________________________________________

                       KIWI INTERNATIONAL AIR LINES, INC.
    -----------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
    -----------------------------------------------------------------------
                                SEPTEMBER 4, 1996

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of KIWI International Air Lines, Inc., a New Jersey corporation (the
"Corporation"), will be held at the offices of the Corporation, Hemisphere Center, Routes 1 and 9 South, Newark, New Jersey 07114 on Wednesday, September 4, 1996, at 10:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     I. To approve the amendment and restatement of the Corporation's Certificate of Incorporation (a copy of which Restated Certificate is annexed to the accompanying Proxy Statement as Exhibit A), as summarized and discussed in the Proxy Statement under Proposal 1.

     II. To ratify and approve: (i) all prior issuances of rights or options to purchase and the issuance of any securities convertible into Class A Common Stock and Class C Common Stock; (ii) the elimination of preemptive rights as of April 20, 1994; (iii) the increase in the number of authorized shares of Class A Common Stock to 15,000,000 shares as of August 11, 1994; and (iv) the creation of nine unexpired Class II directorships with terms expiring in 1997.

     III. To approve the adoption of the Corporation's 1996 Employee Stock Purchase Plan.

     IV.  To approve the adoption of the Corporation's 1996 Stock Option Plan.

     V. To elect nine Class II Directors to terms expiring at the 1997 Annual Meeting.

     VI. To approve and ratify the selection of Arthur Andersen, LLP as the Corporation's independent certified accountants.

     VII. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on August 1, 1996, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 1995, is being sent to you herewith.

                                      By Order of the Board of Directors

                                      James Player, Secretary

August 22, 1996

ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                       KIWI INTERNATIONAL AIR LINES, INC.
                                Hemisphere Center
                              Routes 1 and 9 South
                            Newark, New Jersey 07114

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KIWI International Air Lines, Inc. a New Jersey corporation (the "Corporation" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of the Corporation, Hemisphere Center, Routes 1 and 9 South, Newark New Jersey 07114, on September 4, 1996 at 10:00 am, Eastern Daylight Savings Time. This Proxy Statement and the enclosed form of proxy are being sent to shareholders on or about August 22, 1996.

     You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

     The Board of Directors has fixed the close of business on August 1, 1996, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 2,009,208 shares of Class A Common Stock and 1,824,073 shares of Class C Common Stock, the holders of which are entitled to one vote per share. All issued and outstanding shares of Class A Common Stock are subject to the terms and conditions of the Voting Trust Agreement dated as of October 1, 1992 (the "Voting Trust Agreement"). Under the Voting Trust Agreement, all of the votes cast with respect to outstanding shares of Class A Common Stock shall be cast in accordance with the affirmative vote of at least a majority of the Voting Trustees of the Voting Trust. The Voting Trustees presently consist of eight members of the Board of Directors.

REI CONVERTIBLE NOTE PURCHASE AND OPTION AGREEMENT

     On July 1, 1996, the Company entered into a Convertible Note Purchase and Option Agreement (the "REI Investment Agreement") with Recovery Equity Investors II, L.P., a California based investment fund ("REI"), pursuant to which REI purchased $2,000,000 principal amount of the Company's 6% Convertible Unsecured Notes Due March 15, 1997 ("Convertible Notes") for a purchase price of $1,995,000. The Convertible Notes provide for the conversion thereof, at REI's option, into either (i) the Company's Class C Common Stock at a conversion price of $1.00 per share, or (ii), if the shareholders of the Company approve the Amended and Restated Certificate of Incorporation (the "Restated Certificate") described under Proposal 1 in this Proxy Statement, after the filing of the Restated Certificate with the New Jersey Secretary of State, convertible preferred stock having the rights, designations and preferences summarized below as part of Proposal 1 under the subheading "- Class A Convertible Preferred Stock", at a conversion price of $1.00 per share.

     Pursuant to the REI Investment Agreement, two persons designated by REI, Jeffrey A. Lipkin and Joseph J. Finn-Egan, have been elected to the Company's 15-member Board of Directors. If REI acquires Convertible Preferred Stock, the terms thereof will provide for continued Board representation described below. If and when a Qualifying Public Offering (as such term is defined below as part of Proposal 1 under the subheading "- Class A Convertible Preferred Stock") occurs, the Convertible Preferred Stock will, except in certain circumstances, automatically convert into Class C Common Stock. Thereafter REI and certain affiliates of REI who may hold Class C Common Stock issued upon conversion of Convertible Preferred Stock ("Conversion Shares"), shall have a nonassignable right to cause the Corporation to nominate one director for each 10% of the total outstanding shares of Class C Common Stock represented by the Conversion Shares held by REI and its affiliates, but no more than 3 directors, and to have the Voting Trustees vote for such nominees as long as the Voting Trust exists (it is scheduled to terminate on December 31, 1997).

     Under the REI Investment Agreement, REI purchased for $5,000 options to invest an additional $8 million in the Company no later than March 15, 1997, consisting of: (i) an option to purchase, exercisable on or before December 31, 1996, an additional $2 million principal amount of Convertible Notes (the "Additional Convertible Notes") for a purchase price of $2 million, and (ii) an option to purchase, exercisable on or before March 15, 1997, up to 6 million shares of the Company's Convertible Preferred Stock for a purchase price of $6 million. The conversion price on both the Additional Convertible Notes and the Convertible Preferred Stock is also $1.00 per share, subject to certain adjustments. On July 24, 1996, REI exercised its option to purchase the Additional Convertible Notes for $2 million.

     If REI immediately converted its Convertible Notes and its Additional Convertible Notes, it would own 4 million shares of Class C Common Stock, representing approximately 51.1% of the combined voting power of all classes of voting Common Stock which would then be outstanding. The Voting Trust, which now has the power to vote all 2,009,208 shares of the Company's Class A Common Stock, would in such case represent approximately 25.6% of the combined voting power of all classes of voting stock. Assuming exercise of all 3,216,676 outstanding warrants to purchase Class A or Class C Common Stock, and the issuance of 975,000 shares issuable upon conversion of other outstanding convertible notes, REI's percentage ownership upon immediate conversion would be approximately 33.3% of the combined voting power all classes of voting stock, and the Voting Trust would have the right to vote shares representing approximately 29.4% of the combined voting power of all classes of voting stock.

     REI might not be considered a citizen of the United States as such term is defined under the Federal Aviation Administration Authorization Act of 1994. Under the REI Investment Agreement, REI's ability to acquire equity in the Corporation or to acquire or exercise control of the Corporation is limited so as not to cause the Corporation to be or become in breach of applicable laws and restrictions prohibiting and restricting foreign ownership or control of the Corporation as a U.S. air carrier (such laws and restrictions referred to herein as the Foreign Ownership Restrictions).

             SUMMARY OF MATTERS TO BE PRESENTED TO THE SHAREHOLDERS

     At the Annual Meeting of the Shareholders, shareholders will vote upon the following:

I. Proposal 1. To amend and restate the Corporation's Certificate of Incorporation (a copy of which Restated Certificate of Incorporation is annexed hereto as Exhibit A):

     (a) to restructure the authorized capital stock of the Corporation to provide for 15,000,000 shares of Class A Common Stock, 35,000,000 shares Class C Common Stock, 12,000,000 shares of Class A Convertible Preferred Stock with certain specific terms, rights and preferences and 21,000,000 shares of undesignated stock of the Corporation as to which the Board of Directors will have authority (subject to the rights of the holders of Class A Convertible Preferred Stock) to determine the class, series, preferences, rights, dividends and priorities at the time of issuance of any such undesignated shares, to eliminate authority to issue Class B Common Stock, the Class D Common Stock and to eliminate the preference of Class C Common Stock in the event of liquidation of the Corporation;

     (b) to provide for automatic conversion of all Class A Common Stock into Class C Common Stock effective January 1, 1998;

     (c) to restructure the Board of Directors of the Company as a Board with three classes of Directors, each class of Directors elected by a vote of the shareholders of such class, as follows: (i) from the date the Restated Certificate of Incorporation is adopted until December 31, 1997 to have a Board consisting of between fourteen (14) and nineteen
          (19) Directors, a majority of whom shall be Directors elected by holders of Class A Common Stock and, following issuance of the Class A Convertible Preferred Stock, at least two (2) of whom shall be Directors elected by the holder(s) of the Class A Convertible Preferred Stock; (ii) effective as of the close of the Corporation's 1997 Annual Meeting of shareholders, to have a Board consisting of at least fifteen (15) directors, comprised of at least eight (8) directors elected by the holders of Class A Common Stock, five (5) Directors elected by holders of Class C Common Stock and two (2) Directors elected by holders of Class A Convertible Preferred Stock;
          (iii) effective January 1, 1998, to have a Board consisting of nine
          (9), twelve (12) or fifteen (15) Directors (the exact number of which shall be determined by the Board) of whom two-thirds (2/3) will be elected by holders of Class C Common Stock (the Class A Common Stock being then converted into Class C Common Stock) and one-third of whom will be elected by holders of Class A Convertible Preferred Stock (so long as no more than 50% of such Preferred Stock has been converted into Class C Common Stock) and all such directors from January 1, 1998 forward to be classified into staggered terms so that each year only approximately one-third (1/3) of the entire Board would have their terms end;

     (d) to provide for certain limitations on the liability of Directors, officers and corporate agents, and to enhance the indemnification required of Directors, officers and corporate agents, as permitted by the provisions of Title 14A of the New Jersey Business Corporation Act; and

     (e) to modify the vote requirements of shareholders for certain actions by the Corporation.

     If this Proposal is approved, the applicable amendments to the Company's Certificate of Incorporation will be effected by a

Restated Certificate of Incorporation, substantially in the form annexed hereto as Exhibit A, and such amendments will become effective immediately upon filing such Restated Certificate of Incorporation with the New Jersey Secretary of State.

II. Proposal 2. To ratify and approve: (i) all prior issuances of rights or options to purchase and the issuance of any securities convertible into Class A Common Stock and Class C Common Stock and of all securities, including the "Convertible Notes" issued to REI and the Class A Convertible Preferred Stock issuable to REI upon conversion of the Convertible Notes; (ii) effective as of April 20, 1994 (the date of filing the first Amendment to the Corporation's Certificate of Incorporation with the New Jersey Secretary of State) the elimination of preemptive rights; (iii) effective as of August 11, 1994 (the date of filing Amendment Number Two to the Corporation's existing Certificate of Incorporation filed with the New Jersey Secretary of State) the increase in the number of authorized shares of Class A Common Stock to 15,000,000 shares from 4,000,000 shares; and (iv) the action of the Board in creating nine (9) unexpired Class II directorships with terms expiring in 1997.

III. Proposal 3. To approve the adoption of the Corporation's 1996 Employee Stock Purchase Plan;

IV. Proposal 4. To approve the adoption of the Corporation's 1996 Stock Option Plan;

V. The election of nine Class II Directors to terms expiring at the 1997 Annual
Meeting: four of whom are to be voted for or against by the Voting Trustees on behalf of the holders of the Class A Common Stock, voting as a class, and five of whom are to be voted for or against by the holders of the Class C Common Stock, voting as a class;

VI. The ratification of the selection of Arthur Andersen LLP as independent auditors for the corporation.

     More detailed discussions of Proposals 1, 2, 3 and 4 are set forth below under the individual headings for each of Proposals 1, 2, 3 and 4. Those discussions set forth the principal reasons for each Proposal as well as important factors to be considered by the shareholders in voting on these Proposals. Information concerning the Election of Directors and the ratification of the selection of independent auditors follows those discussions.

                    I. PROPOSAL 1 -- TO AMEND AND RESTATE THE
                   CORPORATION'S CERTIFICATE OF INCORPORATION.

     The provisions of Proposal 1 are intended to advance the purpose for which the Corporation is organized, namely, the operation of an air transportation company including providing passenger service, cargo services and air charter services. The provisions of Proposal 1 are also intended to accommodate and comply with the terms of the investment in the Corporation made by REI under the REI Investment Agreement.


RESTRUCTURING OF THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION

     The Corporation's Certificate of Incorporation, as amended, currently provides for four classes of capital stock, 15,000,000 shares of Class A Common Stock, 6,000,000 shares of Class B Common Stock (of which none have ever been issued or outstanding), 10,000,000 shares of Class C Common Stock, and 5,000,000 shares of Class D non-voting Common Stock (of which none have ever been issued or outstanding), all holders of which are entitled to one vote per share. See "Proposal 2" below, which relates in part to authorized capital under the existing Certificate of Incorporation. The Corporation proposes under the Restated Certificate of Incorporation to have authorized an aggregate of 83,000,000 shares. Of these shares, 15,000,000 shall be Class A Common Stock (without par value), 35,000,000 shall be Class C Common Stock (without par value), 12,000,000 shall be Class A Convertible Preferred Stock (without par value) and 21,000,000 shall be undesignated stock.

     The division of the remaining portion of authorized shares of undesignated stock into series, the determination of the designation and the number of shares of any series, the determination of the relative right, preferences and limitations of the shares of any series and any or all of such divisions and determination, may be accomplished by an amendment to the Restated Certificate of Incorporation authorized and approved by the Board of Directors of the Corporation (without the requirement of shareholder approval or consent); subject, however, to certain voting rights of the Class A Convertible Preferred Stock as more fully described below. Having undesignated shares authorized will provide the management of the Corporation with increased flexibility to tailor securities for particular purposes in the future as the need arises. Such securities may (subject to those certain voting rights of the Class A Convertible Preferred Stock described below), have greater rights or preferences than the outstanding shares of Common Stock. Such undesignated shares may also allow the Corporation to take certain actions in response to an unsolicited tender offer, which would adversely affect the willingness of an offeror to make such an offer or the price of such an offer. The

Corporation notes that it has no current intention of issuing any undesignated shares.

     Class A Common Stock and Class C Common Stock shall have equal dividend rights and shall have equal liquidation rights.

     - Class A Convertible Preferred Stock

     Under the Restated Certificate of Incorporation, the holders of Class A Convertible Preferred Stock and Common Shares shall vote together as a single class on all matters to which such holders are entitled to vote; provided, however, that (i) election of directors for the Corporation shall be as set forth in the Restated Certificate of Incorporation (see structure of Board of Directors discussed below as part of this Proposal) and (ii) rights to vote Class A Convertible Preferred Stock shall be limited in certain cases in order to avoid a breach of applicable Foreign Ownership Restrictions. In addition, the consent of at least sixty percent (60%) of the holders of the then outstanding Class A Convertible Preferred Stock is required in order for the Corporation (i) to issue any senior or pari passu equity securities (or any debt instrument or other security convertible into such securities), except for securities (other than Class A Convertible Preferred Stock) issued in consideration for investments made in the Corporation by legitimate, reputable persons which are not senior to the Class A Convertible Preferred Stock nor made on terms more favorable to such investor than those provided to REI under the REI Investment Agreement, and which would not impair as a result of Foreign Ownership Restrictions REI's ability to acquire equity of the Corporation, or to exercise its rights to certain Board representation, under the REI Investment Agreement (such permitted investments referred to herein as "Qualified Transactions"),
(ii) to issue any additional debt (other than Qualified Transactions or refinancing of existing debt on terms substantially the same or more favorable than existing terms) for money borrowed in excess of the aggregate of $1,000,000 prior to the termination of the Voting Trust Agreement, dated October 1, 1992, between the Voting Trustees and all shareholders of the Class A Common Stock and previously authorized Class B Common Stock, at a time when the pro forma "Earnings Before Fixed Charges and Taxes" to "Fixed Charges" (as defined in the Restated Certificate of Incorporation) ratio is less than 1.25 based upon the Corporation's annualized performance over the preceding six months, and (iii) to engage in any merger or consolidation or voluntary reorganization, restructuring, recapitalization, winding up, dissolution or liquidation or any sale, lease assignment or other disposition of all or substantially all of the assets of the Corporation.

     The holders of record of Class A Convertible Preferred Stock shall be entitled to participate pari passu with the holders of

Common Shares in any and all dividends or other distributions declared on the Common Shares, based on the number of Common Shares into which the Class A Convertible Preferred Stock could be converted on the record date for such dividend or, if no record date is established, the date on which dividend is declared. The Class A Convertible Preferred Stock shall have preference over Common Stock in the event of liquidation of the Corporation. Subject to the provisions of the Restated Certificate of Incorporation, each holder of Class A Convertible Preferred Stock shall have the preemptive right to purchase its pro rata share of any preferred or common securities offered by the Corporation in a private unregistered transaction at a price not less favorable than the price at which such shares are offered for sale to others.

     Each holder of Class A Convertible Preferred Stock shall have the right, at its option, to convert (subject to certain restrictions designed to avoid a breach of Foreign Ownership Restrictions) all or any portion of such preferred shares into such number of Class C Common Stock as is obtained by multiplying the number of shares of Class A Convertible Stock to be converted by the Issue Price Per Share (as defined in the proposed Restated Certificate of Incorporation) and dividing the result by the Conversion Price (as defined in the proposed Restated Certificate of Incorporation), which price shall be initially equal to the Issue Price per share and shall be adjusted from time to time as provided in the proposed Restated Certificate of Incorporation. Effective on the earlier of (i) January 1, 1998 or (ii) a public offering of Common Stock registered under the Securities Act of 1933, as amended, in which the Corporation receives gross proceeds of at least $15,000,000 (a "Qualifying Public Offering"), each share of Class A Common Stock shall be converted automatically (subject to certain restrictions designed to avoid a breach of Foreign Ownership Restrictions) into one share of Class C Common Stock, without any action of the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

     Provided that a Qualifying Public Offering has not occurred, at any time on or after August 1, 2001 or upon such events as listed in the Restated Certificate of Incorporation, the holders of record of Class A Convertible Stock shall be entitled to have the Corporation redeem all of it Class A Convertible stock at the greater of (i) the Issue Price Per Share, (as adjusted to reflect any share split, combination, reclassification or similar event) plus all accrued and unpaid dividends thereon through the date on which such Class A Convertible Preferred Stock is actually redeemed or (ii) the per share fair market value of such Class A Convertible Preferred Stock on the date the redemption is received (the "Redemption Price"). At any time on or after August 1, 2002, and so long as a Qualifying Public Offering has not occurred, the Corporation may elect from time to time to redeem all or any portion of the Class A Convertible Preferred Stock at the Redemption Price.


AUTOMATIC CONVERSION OF CLASS A COMMON STOCK INTO CLASS C COMMON STOCK

     As required by the REI Investment Agreement, the Restated Certificate of Incorporation provides that effective January 1, 1998 each share of Class A Common Stock will automatically convert into one share of Class C Common Stock without any action by the holders of such shares. Shares of Class A Common Stock have been issued only to employees of the Corporation and to Class A Directors. All other persons who acquired Common Stock of the Corporation were issued Class C Common Stock. This segregation of Class A Common Stock together with the existence of the Voting Trust and the requirement in the existing Certificate of Incorporation that a majority of the Directors of the Corporation be elected by the class vote of the Class A Common Stock was intended to assure the employee investors in the Corporation that they, and more particularly, the Trustees of the Voting Trust, would control the Corporation. As the number of non-employee investors in the Corporation has grown and especially as the Corporation has become increasingly dependent upon the investment of outside capital, such as that by REI evidenced by the Convertible Notes, the Corporation has realized that such control restrictions are impediments to its ability to raise needed capital. Therefore, the Corporation agreed to this proposed change in its Restated Charter.


RESTRUCTURING OF BOARD OF DIRECTORS

     The Corporation's Certificate of Incorporation currently provides for the division of the Board of Directors into two classes with staggered three-year terms of office. The holders of Class A Common Stock, voting as a class, have the right to elect a majority of the directors of the Company and the Holders of Class C Common Stock, voting as a class, have the right to elect a minority of the directors. Vacancies on the Board of Directors occurring for reasons such as resignation, removal or death of a director may be filled by appointment by the Board, evidenced by the affirmative vote of at least a majority of the remaining members of the Board. Directors so appointed by the Board to fill vacancies serve as directors until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified.

     The By-Laws of the Company currently provide that the Board of Directors shall consist of fifteen directors. At the 1995 Annual Meeting, nine directors were elected in addition to three directors which were not subject to re-election, resulting in twelve sitting directors.

     The Corporation proposes to amend the Certificate of Incorporation to change the structure of the Board of Directors including changing the number of authorized directors from a maximum of fifteen to a minimum of fourteen (14) and a maximum of nineteen (19) and to provide for classification of the Board of Directors into separate classes, each class of director elected by a designated class of shareholder (i.e. Class A Common, Class C Common and Class A Convertible Preferred Stock). This change in structure will occur in two stages including a transition period preceding the final Board reformation.

     The transition period begins on the effective date of the Restated Certificate of Incorporation and ends January 1, 1998 and is designated to coincide with the remaining term of the Voting Trust. During the transition period, the Board of Directors shall consist of not less than fourteen (14) nor more than nineteen (19), with the exact number determined by resolutions adopted from time to time by vote of a majority of the entire Board of Directors. The directors shall be divided into three classes: Class A; Class C; and Preferred Class. For the duration of the transition period and all periods thereafter, only shareholders owning Class A stock or the trustees of a voting trust organized by such shareholders may vote to elect a Class A director; only shareholders owning Class C stock may vote to elect a Class C director; and only shareholders owning Class A Convertible Preferred Stock may vote to elect a Preferred Class director. During the transition period, a majority of the directors shall continue to be elected by holders of Class A Common Stock. Following the issuance of the Class A Convertible Preferred Stock, at least two
(2) directors shall be elected by the holders of the Class A Convertible Preferred Stock. Effective as of the Corporation's 1997 annual meeting of shareholders, the Board will consist of at least fifteen (15) directors, comprised of at least eight (8) directors elected by the holders of Class A Common Stock, five (5) directors elected by holders of Class C Common Stock and two (2) directors elected by holders of Class A Convertible Preferred Stock.

     The Voting Trust regarding Class A Common Stock is scheduled to terminate as of December 31, 1997. Thereafter, unless the Voting Trust is restructured or extended, each holder of Class A Common Stock will vote his or her own shares directly. The termination of the Voting Trust together with the further restructure of the Board of Directors to nine (9) members (as discussed below) will have the effect of ending the voting control of the Class A Common Stock by the Voting Trust.

     Under the Restated Certificate of Incorporation, the modification of classes of capital stock and the reformation of the Board of Directors will be finalized on January 1, 1998 thereby concluding the transition period. As of such date, the Board of Directors will consist of nine (9), twelve (12) or fifteen (15) directors (the exact number of which shall be determined by the Board) of which two-thirds (2/3) of the directors will be elected by holders of Common Stock (the Class A Common Stock being then converted into Class C Common Stock) and of which one-third will be elected by holders of Class A Convertible Preferred Stock (provided that no more than 50% of such preferred stock shall have been converted to Common Stock) and all such directors will be classified into staggered terms so that each year only approximately one-third (1/3) of the entire Board would have their term end.


LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND AGENTS

     The Corporation's Certificate of Incorporation currently provides for indemnification of present and former directors and officers of the Company if they prevail in any matter brought against them and otherwise only as authorized in specific cases upon a determination by: (i) majority vote of a quorum of the Board of Directors, who were not parties; (ii), if such a quorum is not obtainable or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders. The Corporation proposes to provide in the Restated Certificate of Incorporation for certain limitations on the liability of Directors, officers and corporate agents, and to enhance the indemnification required of Directors, officers and corporate agents, as expressly permitted by the New Jersey Business Corporation Act.

     The change in liability standard (if the Restated Certificate of Incorporation is approved) would mean that a director or officer of the Corporation would not be personally liable for any breach of any duty (including any fiduciary duty) owed to the corporation or its shareholders, except in the case (the "Three Excepted Cases") of (a) a breach of such person's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith or involving a knowing violation of law, or (c) an act or omission resulting in receipt by such person of an improper personal benefit. A breach of one's "duty of loyalty" for these purposes means an act or omission which a person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which that person has a material conflict of interest. If adopted these provisions may make it materially more difficult for shareholders to recover against directors and officers who have breached their legal obligations to the Corporation or its shareholders.

     The enhanced indemnification provided in the Restated Certificate of Incorporation will require the Corporation to indemnify its directors and officers against any claim or recovery other than in the Three Excepted Cases. The enhanced indemnification will also require the Corporation to advance to a director or officer funds to cover the costs of defending the director or officer, other than in the Three Excepted Cases. This provision may expose the Corporation to indemnification liabilities which the Corporation would not otherwise be obligated to pay.


VOTE REQUIREMENTS OF SHAREHOLDERS

     The Corporation's Certificate of Incorporation currently requires the presence in person or by proxy of the holders of fifty-one percent (51%) of the total of all classes of stock outstanding entitled to vote as necessary to constitute a quorum and the affirmative vote of fifty-one percent (51%) of each class of Common Stock outstanding as necessary for the transaction of certain described extraordinary matters (including for example mergers, acquisitions, dissolution and the like), for the amendment of the Certificate of Incorporation and of any item of business which would legally and properly come before a meeting of the shareholders for a vote. This provision is deleted from the Corporation's proposed Restated Certificate of Incorporation and upon the effectiveness of the same, the Corporation will rely upon the statutory provisions of the New Jersey Business Corporation Act to determine the quorum and voting requirements for actions of the Corporation which would legally and properly come before a meeting of the shareholders for a vote. The New Jersey Business Corporation Act generally requires the presence in person or by proxy of a majority of each class of stock entitled to vote in order to have a quorum. Once a quorum exists the New Jersey law provides that, except in the case of election of directors, an affirmative vote of a majority of the quorum of each class is sufficient to authorize an action. Under New Jersey law, directors to be elected by the vote of a class of stock are elected by a plurality of the class votes cast. If adopted, the Restated Certificate of Incorporation would permit holders of a smaller number of shares to approve matters of the type described as only an affirmative vote of a majority of the quorum (rather than all of outstanding shares) of each class of voting securities would be required to approve actions.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION PROPOSED BY THIS PROPOSAL 1. THE BOARD NOTES THAT PROPOSAL 1 (UNDER THE TERMS OF THE CORPORATION'S EXISTING CERTIFICATE OF INCORPORATION) MUST RECEIVE THE AFFIRMATIVE VOTE OF THE HOLDERS OF FIFTY-ONE (51%) OF THE OUTSTANDING CLASS A COMMON STOCK, VOTING AS A CLASS, AND OF THE HOLDERS OF FIFTY-ONE (51%) OF THE OUTSTANDING CLASS C COMMON STOCK, VOTING AS A CLASS IN ORDER TO BE APPROVED.


         II. PROPOSAL 2 -- RATIFICATION AND APPROVAL OF (i) PRIOR ISSUANCES OF CERTAIN SECURITIES, (ii) THE ELIMINATION AS OF APRIL 20, 1994, OF PREEMPTIVE RIGHTS TO ACQUIRE THE SECURITIES OF THE CORPORATION, (iii) THE INCREASE AS OF AUGUST 11, 1994 OF THE AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 4,000,000 TO 15,000,000, AND (iv) RATIFICATION OF THE BOARD ACTION CREATING NINE UNEXPIRED CLASS II DIRECTORSHIPS EXPIRING IN 1997.


PRIOR ISSUANCES OF SECURITIES

     The existing Certificate of Incorporation requires the affirmative vote of the holders of fifty-one (51%) of the outstanding Class A Common Stock and Class C Common Stock in order to authorize any rights or options to purchase Common Stock of the Corporation or to issue any securities convertible into the Common Stock of the Corporation, in any case where such authorization or issuance "... should legally and properly come before a meeting of the shareholders for a vote
 ...". The New Jersey Business Corporation Act provides that the authorization and issuance of rights, options and convertible securities (such as the Convertible Note issued to REI), can be issued by action of the Board of Directors of the Corporation, so long as, in the case of convertible securities, there is a sufficient number of authorized but unissued shares reserved by the Board for issuance upon conversion, unless otherwise provided in the Certificate of Incorporation. The Corporation has in practice interpreted the cited provision of its existing Certificate of Incorporation as being limited to a requirement for an affirmative vote of its shareholders in those cases where prior shareholder approval is otherwise required by New Jersey law, rather than being itself a limitation on the authority of the Board of the Corporation to issue options, rights, and convertible securities. The Corporation notes in that regard that there is no general requirement in the existing Certificate of Incorporation for prior shareholder approval for issuance of Common Stock. The Corporation also notes that, since its founding in March, 1992 it has issued the following options or rights to purchase Common Stock and securities convertible into Common Stock:

     a. Warrants, exercisable up to two years after an offering of the relevant class of Common Stock has been registered with the SEC, to purchase 1,431,872 shares of Class A Common Stock and 1,554,804 shares of Class C Common Stock at $5.00 issued in connection with the acquisition of like numbers of shares of Common Stock between 1992 and 1994.

     b. Five year warrants to purchase 230,000 shares of Common Stock (either Class A or Class C, depending upon whether the holder is an employee of the Corporation) at $5.00 per share issued December 1, 1995.

     c. Up to $2,000,000 in principal amount of its 10% Convertible Notes (of which $975,000 in principal amount with a maturity date of October 15, 1996 were issued on June 7, 1996 and up to $1,025,000 additional principal amount with a maturity date of March 15, 1997 have been authorized by the Board), convertible into Common Stock (either Class A or Class C, depending upon whether the holder is an employee of the Corporation) at $1.00 per share.

     d. The Convertible Notes, issued to REI on July 1, 1996, which are convertible into Class C Common Stock at $1.00 per share or, if the Restated Certificate of Incorporation is approved, into Class A Convertible Preferred Stock at $1.00 per share.

     e. The option granted on July 1, 1996 under the REI Investment Agreement to REI to purchase by December 31, 1996 the Additional Convertible Notes for $2 million and the Additional Convertible Notes issued to REI on July 24, 1996.

     f. The option granted on July 1, 1996 under the REI Investment Agreement to REI to purchase by March 15, 1997 up to 6,000,000 shares of Class A Convertible Preferred Stock (if the Restated Certificate of Incorporation is approved by the Shareholders) for $1.00 per share.

Nonetheless, the existence of the ambiguous provision in the Corporation's existing Certificate of Incorporation could be used as a basis for a challenge to the validity of outstanding options, rights and convertible securities, including the warrants held by existing security holders, Convertible Notes acquired by REI and the options granted to REI to acquire the Additional Notes or up to 6,000,000 shares of Class A Convertible Preferred Stock. The Corporation believes it in the best interest of all of its security holders to ratify and approve as of the time of issuance of each option, right and convertible security previously issued by the Corporation.


ELIMINATION OF PREEMPTIVE RIGHTS

     On April 20, 1994, the Corporation filed a Certificate of Amendment to its then existing Certificate of Incorporation providing for the deletion of the section in its then existing Certificate of Incorporation according preemptive rights to purchase additional shares of stock of the Corporation, whenever shares were to be issued to a new investor, so as to permit the existing shareholder to prevent dilution of his or her percentage ownership. Although the Corporation has no evidence to the contrary, the Corporation is unable to conclude from the corporate records available to it that the procedural steps (including notice, description of the matter, voting requirements, etc.) taken by the Board to recommend the Amendment and by the shareholders to adopt it were adequate in all respects. The Corporation notes that the form of notice of meeting in its files does not include a copy of the proposed Amendment or a summary description of it, as New Jersey law requires, although the form of proxy used does contain the requisite disclosure. REI required, as part of its acquisition of the Convertible Notes, that the Shareholders of the Corporation be requested to ratify and approve the elimination of preemptive rights to acquire Common Stock of the Corporation as of April 20, 1994.


NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

     On August 11, 1994 the Corporation filed its Second Certificate of Amendment to Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock from 4,000,000 to 15,000,000 and also to authorize 5,000,000 shares of a new Class D Common Stock. No Class D Common Stock was issued and the Restated Certificate of Incorporation, if adopted, will eliminate that Class as a class of authorized securities. Although the Corporation has no evidence of the contrary, the Corporation is unable to conclude from the corporate records available to it that all the procedural steps (including notice, description of the matter, voting requirements etc.) taken by the Board to recommend the Second Amendment and by the shareholders to adopt it were adequate in all respects. The Corporation notes that the Second Amendment recites that the Board meeting and shareholder meeting in question occurred on the same day, August 4, 1994, and that the Corporation does not have available documentary evidence that the required notice of the meeting was given to the shareholders or was waived by all of them. As of July 1, 1996 the Corporation had 2,009,208 shares of Class A Common Stock outstanding. In addition it had reserved

1,976,872 shares of Class A Common Stock with respect to the following:
1,431,872 shares with respect to five year warrants (convertible at $5 per share) issued between 1992 and 1994 in connection with the private placement of the Corporation's Common Stock; 95,000 shares with respect to five year warrants (convertible at $5 per share) issued in 1995 in connection with the private placement of the Corporation's unsecured notes; and 450,000 shares with respect to the private placement of $450,000 in principal amount of the Corporation's 10% convertible notes due October 15, 1996. As a result, 3,986,080 shares of the Corporation's Class A Common Stock are either outstanding or reserved. Further in March 1996, the Corporation offered to holders of $1,260,000 in principal amount of three year notes of the Corporation an opportunity to exchange those notes for 252,000 shares of Class A Common Stock and intermediate term warrants for 252,000 shares of Class A Common Stock convertible at $5.00 per share. Accordingly, the Corporation would not have had a sufficient number of authorized but unissued shares of Class A Common Stock available to it to issue the securities that the Corporation in fact has issued or reserved for issuance subsequent to August 11, 1994. The Corporation notes that inadequate procedural steps may in general be waived or subsequently ratified by the shareholders of a corporation incorporated under New Jersey law. The Corporation believes it in the best interest of all of its securities holders to ratify and approve the increase in the number of Class A Common Stock as of August 11, 1994 in order to confirm the validity of the Corporation's outstanding securities and its capital base. The Corporation also notes that REI required that this provision be adopted as part of its acquisition of the Convertible Notes.


CREATION OF NINE UNEXPIRED CLASS II DIRECTORSHIPS

     At its meeting on July 16, 1996 the Board of Directors created nine new Class II directorships, whose unexpired terms are to expire at the 1997 Annual Meeting of the Corporation. This step is necessary in order to begin the transition from the existing Board structure (described as part of Proposal 1 under the heading "Structure of Board of Directors"), to that provided for under the Restated Certificate of Incorporation, if the Restated Certificate of Incorporation (as set forth in Proposal 1) is approved by the shareholders. The existing Certificate of Incorporation does not expressly preclude the action taken by the Board. The existing Certificate of Incorporation provides that (i) Directors shall be elected to three year terms and (ii) the Directors shall be classified as Class I, Class II and Class III. As a result of the Board's action on July 16, 1996, there will not be any Class III Directors and the nine persons being elected to unexpired Class II directorships are being elected for one, not three, year terms. The transition to the new Board structure set out in the

Restated Certificate of Incorporation (if approved by the shareholders) will meet requirements of the REI Investment Agreement.


RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE ISSUANCE OF SECURITIES, ELIMINATION OF PREEMPTIVE RIGHTS AND INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK AS SET OUT IN THIS PROPOSAL 2. THE BOARD NOTES THAT PROPOSAL 2 MIGHT BE VIEWED AS AN "EXTRAORDINARY ISSUE" UNDER THE TERMS OF THE CORPORATION'S EXISTING CERTIFICATE OF INCORPORATION. ACCORDINGLY PROPOSAL 2 MUST RECEIVE THE AFFIRMATIVE VOTE OF THE HOLDERS OF FIFTY-ONE PERCENT (51%) OF THE OUTSTANDING CLASS A COMMON STOCK, VOTING AS A CLASS, AND OF THE HOLDERS OF FIFTY-ONE PERCENT (51%) OF THE OUTSTANDING CLASS C COMMON STOCK, VOTING AS A CLASS, IN ORDER TO BE ADOPTED.


                   III. PROPOSAL 3 -- PROPOSAL TO APPROVE THE
                   COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted and approved the Corporation's 1996 Employee Stock Purchase Plan (the "Purchase Plan") on April 23, 1996. Under the Purchase Plan, the Corporation may from time to time award to employees, officers, directors and consultants of the Company the right to purchase or acquire, in the aggregate, up to 3,400,000 shares of the Corporation's Class A Common Stock and 100,000 shares of the Corporation's Class C Common Stock (each, an "Award"). The purpose of the Purchase Plan is to provide an opportunity for selected employees, officers, directors, consultants and advisors of the Company to purchase Common Stock of the Company and to thereby attract, retain and motivate such persons to devote their best efforts to the business and financial success of the Corporation. The following is a summary of the Purchase Plan. The complete text of the Purchase Plan is attached as Exhibit B hereto.


ELIGIBLE PERSONS

     Persons eligible to participate in the Purchase Plan include any person who is employed by the Company or a subsidiary of the Company on a full-time or part-time basis ("Employees"), directors and officers of the Company, and any consultant or advisor rendering bona fide services to the Company or any subsidiary of the Company. The class of Common Stock to be awarded is dependent upon the employment status of the participant at the time of the Award. Awards of Class A Common Stock shall be made only to those eligible persons who are Employees at the time of the Award, and Awards of Class C Common Stock shall be made only to those eligible persons who are not Employees at the time of the Award. There currently are approximately 1,200 employees of the Company.


NUMBER OF SHARES RESERVED

     The number of shares of Class A Common Stock for which Awards may be granted under the Purchase Plan shall not exceed in the aggregate three million four hundred thousand (3,400,000) shares, and the number of shares of Class C Common Stock for which Awards may be granted under the 1996 Stock Purchase Plan shall not exceed in the aggregate one hundred thousand (100,000) shares. The total number of shares of Class A Common Stock and Class C Common Stock reserved for issuance under the Purchase Plan are subject to adjustment under certain circumstances.


ADMINISTRATIVE AUTHORITY

     The Purchase Plan will be administered either by the Board of Directors or by a committee consisting of two or more persons (who need not be directors) appointed by the Board of Directors (the "Stock Plan Committee") each of whom satisfies the requirements to be a "disinterested person" for the purpose of Rule 16b-3 of the U.S. Securities and Exchange Commission ("SEC"). All expenses and liabilities incurred in the administration of the Purchase Plan shall be borne by the Company.

     The Board of Directors or the Stock Plan Committee, as the case may be, shall have full authority to interpret and construe the Plan, any Award granted under the Plan and any Award agreement evidencing such Awards, and may adopt, modify and rescind from time to time rules and regulations not inconsistent with the Purchase Plan as they deem advisable to carry out the purposes of the Plan.


TERMS AND CONDITIONS OF AWARDS

     The Purchase Plan leaves broad discretion to the Stock Plan Committee to select from Eligible Persons those who shall receive Awards to determine the terms and conditions of the Awards. Such terms would include the amount of the purchase price (which may be less than the fair market value per share), the time within which the stock purchase right must be exercised, whether the purchase price is payable in cash, promissory note or other obligation, by offset of liabilities due from the Company to the recipient, or a combination of these. The terms of Awards also may include vesting or forfeiture conditions and transfer restrictions applicable to the shares purchased under any Award.


AMENDMENT OF THE PLAN

     The Purchase Plan is subject to amendment from time to time by the Board of Directors; provided, however, that if required by (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any shareholders' or voting trust agreement to which the Company is a party or (iii) to be eligible for safe harbor treatment under Rule 16b-3 or similar rule adopted by the SEC in the future, the Board of Directors shall not amend the Purchase Plan without the approval of shareholders. No amendment made after the date an Award is made shall adversely affect any right of a participant with respect to such Award without the written consent of such participant.


PROPOSED AWARDS

     The Company is considering Awards for approximately 2,450,000 shares under the Plan. Under current proposals which have not been approved by the Stock Plan Committee or, Awards to the following persons or groups of persons are being considered in the following amounts of shares:

     Name and Position                                          Amount of Shares
     -----------------                                          ----------------
John G. Murphy                                                            --
  Chief Executive Officer

Executive Officer as a Group                                              --

Non Executive Director Group                                          64,040

Non Executive Officer                                              2,385,960
  Employee Group

     Neither Class A Common Stock or Class C Common Stock is listed on any securities exchange, automated, quotation system, or otherwise publicly traded.


RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL 3. UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST FIFTY-ONE PERCENT OF THE VOTING POWER OF ALL CLASSES OF VOTING STOCK PRESENT AND VOTING AT THE MEETING IS REQUIRED IN ORDER TO APPROVE THE PROPOSAL.

                    IV. PROPOSAL 4 -- PROPOSAL TO APPROVE THE
                             1996 STOCK OPTION PLAN

     On April 23, 1996, the Board of Directors authorized and adopted the Company's 1996 Stock Option Plan, pursuant to which 1,400,000 shares of Class A Common Stock and 100,000 shares of Class C Common Stock are reserved for issuance upon the exercise of stock options granted from time to time to selected "Eligible Persons", Eligible Persons include employees, officers, directors, consultants and advisors of the Company. Options granted under the Plan may either be qualified "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSOs"), and the differences between them are discussed below. ISOs and NQSOs are collectively referred to as "Options" hereinafter. The 1996 Stock Option Plan is intended to replace the Company's Stock Option Plan adopted in April, 1994 (the "1994 Option Plan"), which was terminated by the Board on April 23, 1996. No options were granted under the 1994 Option Plan. The purpose of the 1996 Stock Option Plan is to attract and retain the services of experienced and talented persons and encourage their best efforts towards the business and financial success of the Company. The following is a brief summary of the 1996 Stock Option Plan. The complete text thereof is attached as Exhibit C hereto.

NUMBER OF SHARES RESERVED

     The total number of shares of Class A Common Stock for which Options may be granted under the 1996 Stock Option Plan shall not exceed, in the aggregate, one million four hundred thousand (1,400,000) shares, and the total number of shares of Class C Common Stock shall not exceed in the aggregate one hundred thousand (100,000) shares. The total number of shares of Class C Common Stock and Class A Common Stock reserved for issuance is subject to adjustment upon the occurrence of events such as stock splits or combinations.

     The Corporation may, but is not required to, cause shares of Common Stock issued upon exercise of an Option to be registered with the SEC under the Securities Act of 1933, as amended, or applicable state securities laws or to be listed or admitted to trading on any established securities exchange or market in which the Common Stock is listed or traded. Neither the Class A Common Stock or Class C Common Stock currently is traded in any public market.

ADMINISTRATIVE AUTHORITY

     The 1996 Stock Option Plan is to be administered by the Board of Directors or, if established at any time by the Board of Directors, by a committee consisting of two or more persons (who need not be directors) appointed by the Board of Directors (the "Stock Option Committee") who satisfy the requirements of a "disinterested person" for the purpose of Rule 16b-3 of the SEC. All expenses and liabilities incurred in the administration of the 1996 Stock Option Plan shall be borne by the Company.

ELIGIBLE PERSONS

     An "Eligible Person" means any Employee, officer, consultant, director or advisor rendering bona fide services to the Company or any subsidiary of the Company. An Employee means, with respect to an ISO, any person who at the time the ISO is granted is employed by the Company or a subsidiary on a full-time basis, and, with respect to a NQSO, any person who, at the time the NQSO is granted, is employed by the Company or a subsidiary on a full-time or part-time basis, and any director of the Company or a subsidiary.

TERMS AND CONDITIONS OF OPTIONS

     Generally the Options have a term of ten years, subject to earlier termination as provided in the Plan upon the happening of events such as the death, disability, retirement or termination of employment of the Option holder. Options may, but are not required to, have a vesting schedule under which portions of the total number of Options granted become exercisable upon succeeding anniversaries of the date of grant. The Options are not transferable except in the event of death.

     The exercise price of ISOs must equal 100% of the fair market value of the shares subject to the ISO on the date of grant or 110% of fair market value if granted to the holder of 10% or more of the outstanding voting securities of the Corporation. The exercise price for NQSOs may be less than the fair market value of such shares on the date of grant.

     The class of Common Stock subject to Options is dependent upon the status of the selected Eligible Person at the time of the grant of the Option. Options to purchase Class A Common Stock shall be made to those Eligible Persons who are Employees at the time of the grant and at the time the Option is exercised, and Options of Class C Common Stock shall be made only to granted to those Eligible Persons who are not Employees at the time of the grant.

     The 1996 Stock Option Plan provides that when a participant ceases to be employed by the Company or any subsidiary for any reason other than death or disability, the portion of the Option which is exercisable, but not exercised, as of the date of such termination may only be exercised within a three month period after such date. In the event of termination of a participant's employment due to disability or death, the portion of the Option exercisable but not exercised, as of the date of such termination may only be exercised by an executor or administrator or beneficiary of the estate of the participant, when applicable, within one year after such date.

TERMINATION OR AMENDMENT OF THE PLAN

     The 1996 Stock Option Plan is subject to termination at any time, or amendment from time to time by the Board of Directors. However, the Board of Directors shall not amend the 1996 Stock Option Plan in any manner that requires the approval of shareholders of the Company pursuant to any law, regulation or rule to which the Company is subject unless the required approval of shareholders is obtained within the specified time. In any event, no Amendment made after the date an Option is granted shall adversely affect any right of a participant with respect to such Option without the written consent of such participant.

PROPOSED GRANT OF OPTIONS

     The Company agreed to grant stock options for 100,000 shares to John G. Murphy, its chief executive officer, upon the commencement of his employment in August, 1995, the terms and conditions of which were not specified, and the Company anticipates that such options will be granted under the 1996 Option Plan. Except for Mr. Murphy's option, the number of options or the persons who may receive options presently is not determinable.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 1996 STOCK OPTION

     The Federal tax treatment to be afforded any Option granted under the 1996 Stock Option Plan is dependent on whether the granted Option is an ISO or NQSO. The following is a discussion of general Federal tax consequences and all references herein to tax consequences refer to Federal tax consequences only.

     Under the Code, ISOs can be awarded only to Employees. Consultants, nonemployee Directors and Employees can receive NQSOs.

     On Grant. The grant of an ISO is not a taxable event to the recipient. The grant of a NQSO will also not be a taxable event provided the option has no readily ascertainable fair market value at the time of grant. Since the Options will not be tradeable on an established market nor transferrable by the recipient, it is unlikely that Options will have readily ascertainable market value. Unless a participant has paid for the grant of an Option, the participant will have no basis in the Option.

     On Exercise. Generally, on exercise of an ISO, the employee does not recognize income. However, if a participant is subject to the Alternative Minimum Tax, this favorable tax treatment is disregarded and the bargain purchase element at the time of exercise is considered as part of the AMT.

     Assuming that the participant is fully vested in the shares on the date of exercise, on exercise of a NQSO, the participant will realize compensation income taxable at ordinary income rates. The amount of such compensation will be equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock.

     Because the Stock Option Committee may create restrictions on transfer of Option shares or require mandatory repurchases of Option shares on termination of employment, a participant may not be fully vested in his shares on exercise within the meaning of Code Section 83. If a participant is not fully vested in the shares, recognition of income will be delayed to such date that the shares are not subject to a substantial risk of forfeiture unless an Code Section 83(b) election is made as of the date of exercise. If an 83(b) election is made, the participant will be considered vested in the Option shares.

     The participant's basis in the ISO or vested NQSO shares will be the fair market value of the shares on the date of exercise. If the Option shares are fully vested, the holding period will be considered to begin on the date of exercise.

     Future Sale of Option Shares. To receive capital gains treatment on the disposition of ISO shares, such shares must be held the longer of (i) two years from the date of the Option grant or (ii) one year from the date of exercise. If disposed prior to the expiration of this holding period (a "Disqualifying Disposition"), the amount of the gain recognized on disposition will be treated as compensation income and taxed at ordinary income rates. The employee must notify the Company if there is a Disqualifying Disposition of the Shares.

     At the time the NQSO shares are subsequently sold or otherwise disposed of by the participant, the participant will recognize a taxable capital gain or loss measured by the difference between his adjusted basis in the stock and the amount realized in connection with the disposition. If held for the requisite capital gains period (currently one year) the rate at which the gain will be taxed will be the capital gains rate, if lower than his marginal income rate.

     Under current Federal tax law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's long-term capital gains exceed his capital losses) is subject to tax at a maximum rate of 28%. Ordinary income is subject to tax at Federal marginal rates as high as 39.5% Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

     Tax Effect on Company. The Company is entitled to a deduction equal to the amount that a participant includes in income as compensation in the year in which that compensation is recognized provided applicable Federal rules pertaining to tax reporting are satisfied and the compensation represents an ordinary and necessary business expense of the Company.

     The comments set forth above are only a summary of certain Federal income tax consequences relating to the 1996 Stock Option Plan. No consideration has been given to the effect of state, local and other tax laws on the Plan or the participants. Because of the complexities involved in the application of the Federal tax laws to specific circumstances, it is strongly urged that each participant consult a tax advisor with respect to such participant's own circumstances.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL 4. UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST FIFTY-ONE PERCENT OF THE VOTING POWER OF ALL CLASSES OF VOTING STOCK PRESENT AND VOTING AT THE MEETING IS REQUIRED IN ORDER TO APPROVE THE PROPOSAL.

                            V. ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation currently provides for the division of the Board of Directors into three classes with staggered three-year terms of office. Vacancies on the Board of Directors occurring for reasons such as the resignation, removal or death of a director may be filled by appointment by the Board, evidenced by the affirmative vote of at least a majority of the remaining members of the Board. Directors so appointed by the Board to fill vacancies serve as directors until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified.

     As of the date of this Proxy Statement there are a total of fifteen (15) persons sitting on the Corporation's Board of Directors of which nine (9) such persons are subject to reelection at the 1996 Annual Meeting: comprised of four
(4) members who had previously served as Class III directors and five (5) members having been appointed by the Board as Class II directors and as such are serving on the Board on an interim basis pending formal election by the shareholders.

     In order to comply with the terms of the REI Investment Agreement and to facilitate the transition period preceding the final Board reformation as described as part of the discussion of Proposal 1 under the heading "Restructuring Of Board Of Directors" set forth above, all nine (9) members of the Board of Directors subject to reelection at the 1996 Annual Meeting have been nominated by the Board for re-election to the Board of Directors as members designated as Class II directors having terms expiring on the 1997 Annual Meeting. If all such members (and no other persons) are so re-elected at the 1996 Annual Meeting, the Board of Directors will have fifteen (15) members comprised of twelve (12) members designated as Class II directors having terms expiring at the 1997 Annual Meeting, three (3) members designated as Class I directors having terms expiring at the 1998 Annual Meeting and no members designated as Class III directors. The election of directors at the 1997 Annual Meeting will then be governed by the provisions of the Corporation's Restated Certificate of Incorporation, assuming that the same is adopted and approved by the shareholders at the 1996 Annual Meeting and made effective following its filing with the Secretary of State of New Jersey.

     Of the nine (9) directors subject to re-election at the 1996 Annual Meeting, four (4) are considered "Class A" directors and are nominated for election by the Voting Trustees, voting on behalf of holders of Class A Common Stock, voting as a class, and five (5) are considered "Class C" directors and are nominated for election by the holders of Class C Common Stock, voting as a class.

     All of the four (4) Class A directors subject to reelection are members of the Voting Trust and the Board anticipates that the Voting Trustees will vote the Class A Common Stock in favor of such nominees.

     The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to such nominee. The Board of Directors has no reason to believe that the nominees for the office of director will not remain available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate.

                         NOMINEES AND PRESENT DIRECTORS

     The following table presents the name, age and principal occupation of each nominee and present director.

NEWLY CREATED CLASS II DIRECTORSHIPS EXPIRING AT THE 1997 ANNUAL MEETING (CLASS II)


                                                                                        First Became
Name                                Age           Principal Occupation                  Director in
- ----                               ----           --------------------                  -------------

John G. Murphy*                     48            President and CEO of the                  1996
                                                  Corporation

James B. Robbins *                  61            Line Pilot                                1995

Cecelia Hallman*                    44            Flight Attendant                          1996

Jeffrey A. Lipkin+o                 50            Investment Manager                        1996

Joseph J. Finn-Egan+o               63            Investment Manager                        1996

Russell Thayer+                     72            Airline Consultant                        1992

Norton Waltuch+                     63            Financial Broker                          1992

Dumitru Cucu+                       53            Managing Director - Airline               1994
                                                  Manufacturer

Jack Gray*                          54            Line Pilot                                1995

CURRENTLY FILLED DIRECTORSHIPS EXPIRING AT THE 1997 ANNUAL MEETING (CLASS II)

Donald Grisham**                    59            Line Pilot                                1995

Alan P. Halpert**                   57            Chairman and CEO - Stock                  1995
                                                  Brokerage Firm

Bernard Mann**                      66            President and principal owner             1995
                                                  -embroidery company


CURRENTLY FILLED DIRECTORSHIPS EXPIRING AT THE 1998 ANNUAL MEETING (CLASS I)



John Anderson**                     64            Line Flight Engineer                      1992
                                                  Vice President Support
                                                  Services

Fred Barber**                       57            Line Pilot                                1995

James Hawks**                       52            Line Pilot                                1995

- ------------------
* Nominee for election as Class II director by the Voting Trustees, on behalf of Class A Common Shareholders, voting as a class.

+ Nominee for election as Class II director by the holders of Class C Common Stock, voting as a class.

**  Present directors not subject to election at the 1996 Annual Meeting.

o   Designee of REI under the REI Investment Agreement

     The affirmative vote of at least a majority of the Voting Trustees, on behalf of the holders of Class A Common Stock, is necessary to elect those nominees subject to the class vote of Class A Common Stock. The affirmative vote of the holders of at least a plurality of the shares of Class C Common Stock present in person or by proxy, and entitled to vote, is necessary to elect those nominees subject to the class vote of Class C Common Stock.

BIOGRAPHICAL INFORMATION

     Mr. Murphy began service on August 24, 1995, as the Company's President and Chief Executive Officer. Mr. Murphy has 28 years of aviation management experience, including senior positions in marketing, administration and sales. He most recently was Senior Vice President of Marketing and Services with MGM Grand Air since 1993. Mr. Murphy held various senior management positions in a 24 year career with Pan American World Airways, including Vice President/General Manager Worldwide Sales and Reservations, Managing Director of the Southwest U.S. and Managing Director of Pan Am's largest operation - metropolitan New York's John F. Kennedy, LaGuardia and Newark International airports. Mr. Murphy performed independent consulting services between 1991 and 1993.

     Mr. Robbins was appointed a director of the Corporation on October 19, 1995. He has been a Line Pilot for the Company since 1992, and previously a pilot with Eastern Airlines since 1959, holding various positions there as a pilot representative to the Airline Pilots Association.

     Ms. Hallman has been a Flight Attendant with the Company since August, 1993. She also has served as Senior Marketing

Consultant with Knightsbridge Group, an organizational management firm, since 1994. In 1992 and 1993, Ms. Hallman was a marketing associate with Dean Witter Reynolds. In 1991 and 1992, she served as the Marketing Director to the U.S. Senior Open golf tournament held at Sauken Valley Country Club. Ms. Hallman is also the creator, co-author and publisher of an instructional children's book entitled Danger Stranger.

     Mr. Lipkin has been a director of the Company since July 1, 1996. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of Recovery Equity Investors, L.P., and since 1995, Mr. Lipkin has been a general partner of Recovery Equity Partners II, L.P., the general partner of REI. Prior to co-founding Recovery Equity Investors, L.P. with Mr. Finn-Egan, Mr. Lipkin was a partner in Gaston & Snow, a national law firm, from 1984 to 1989. Mr. Lipkin was designated by REI pursuant to the terms of the REI Investment Agreement for election to the Company's Board of Directors. Mr. Lipkin is also a member of the Board of Directors and Audit Committee of CMI Corporation and numerous private companies.

     Mr. Finn-Egan has been a director of the Company since July 1, 1996. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of Recovery Equity Investors, L.P., and since 1995 Mr. Finn-Egan has been a general partner of Recovery Equity Partners II, L.P., the general partner of REI. Prior to co-founding REI with Mr. Lipkin, Mr. Finn-Egan was a private investor who principally invested in and managed troubled companies in a variety of industries. Mr. Finn-Egan was designated by REI pursuant to the terms of the REI Investment Agreement for election to the Company's Board of Directors. Mr. Finn-Egan is also a member of the Board of Directors of CMI Corporation and numerous private companies.

     Mr. Thayer has been a director of the Company since its formation. Since 1988, Mr. Thayer has also served as an airline consultant with Airline Economics and Airline Capital Associates. In 1982, he became Senior Vice President - Planning and from 1986 through 1988 he became Senior Vice President - Operations at Pan Am. Prior to that time, Mr. Thayer held various marketing positions with Eastern Air Lines, American Airlines and Seaboard World Airlines and was the President and Chief Operating Officer of Braniff Airways.

     Mr. Waltuch has been a director of the Company since December 1992. Since October 1994, he has also been the Chairman of the Board of Northwood Financial Services, a financial advisor and introducing broker. In addition, Mr. Waltuch is a member of all leading commodity futures exchanges and has served on the Board of Directors of the New York Mercantile Exchange, The New York Coffee, Sugar & Cocoa Exchange, The Citrus Associates of the

New York Cotton Exchange and various committees of the New York Commodity Exchange, The Chicago Board of Trade and the Chicago Mercantile Exchange. From June 1990 through October 1994, Mr. Waltuch was a Senior Vice President of Rodman & Renshaw, a member of the New York Stock Exchange. Prior to that time, he was a Senior Vice President of Drexel Burnham Lambert.

     Mr. Cucu has been a director of the Company since February 1994. He is also Managing Director of Romaero, S.A. ("Romaero"), a Romanian Aircraft Manufacturer which as of March 1995 owned approximately 5.4% of the Company's outstanding Class C Common Stock. This position is the equivalent of Chief Executive Officer in a United States based company. Mr. Cucu has been with Romaero for over thirty years, and prior to accepting leadership of that company, served as its Production Director.

     Mr. Gray has been a Line Pilot for the Company since November 1992 and a director since February 1995. After 5 years on extended active duty with the United States Air Force he joined Eastern Air Lines in 1972 as a pilot. He held various positions with Eastern Air Lines as a pilot representative, and was on the Board of Directors of the Airline Pilots Association. Additionally, he continues his association with the United States Air Force Reserves holding the rank of Colonel, and was activated during the Persian Gulf War for over one year.

     Mr. Grisham has been a Line Pilot for the Company since its inception and until recently, the director of Flight Training. He has been a director since January 1995. Prior to joining the Company, he spent 27 years at Eastern Air Lines, where he was a pilot. Mr. Grisham is the Founder of Performance Marine Incorporated, a recreational marine products company which is located in Miami, Florida.

     Mr. Halpert is the Chief Executive Officer and President of Halpert & Co., a securities broker-dealer with membership in the New York Stock Exchange. Mr. Halpert is also Chief Executive Officer and President of Halpert and Associates, a general insurance agency. In addition, since its inception in 1994, Mr. Halpert has been a member of the Board of Directors of The Growth & Income Fund, a real estate investment trust. Mr. Halpert also served as a member of the Advisory Board to the National Community Bank in West Paterson, New Jersey from 1993 to 1994.

     Mr. Mann is the founder and President of Carolace Industries, an embroidery company located in Ridgefield, New Jersey. Mr. Mann is also the President of Concorde Stud Farm in Cream Ridge, New Jersey. Mr. Mann is also a director and co-founder of the Bridge View Bank in Englewood Cliffs, New Jersey and is a member of the Board of Fort Lee Jewish Community Center. Mr. Mann is part owner and former President of the New Jersey Nets NBA basketball team. In addition, Mr. Mann is the owner of the Fort Lee Racquet Club, and a member of the American Arbitration Association.

     Mr. Anderson has been a Line Flight Engineer for the Company and a director since its formation. Prior to joining the Company, he spent 25 years at Eastern Air Lines after spending 12 years in the United States Air Force where he advanced to the position of B-58 Aircraft Commander for the Strategic Air Command. Mr. Anderson also has had management experience with Energetics, Inc. and served as Eastern Air Lines' New York Captain representative and council chairman for the Airline Pilots Association. Mr. Anderson is one of the founders of KIWI International Air Lines, Inc.

     Mr. Barber has been a Line Pilot for the Company since November 1992 and a director since March 1995. He also worked for six months performing sales and promotional services in Atlanta prior to the Company's commencement of flight operations. Prior to joining the Company, he was a Line Pilot for Eastern Air Lines for 23 years. He also worked in sales for Eastern Air Lines.

     Mr. Hawks has been a Line Pilot for the Company since January 1994 and a director since February 1995. From November 1993 through January 1994, he was a sales associate in the Company's sales department in Atlanta. Before joining the Company, he owned and operated one hour photo stores (with annual sales of over $500,000) in Atlanta for nine years until March 1993. Mr. Hawks also worked as a Pilot for Eastern Air Lines beginning in November 1966.

                    VI. RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has approved for submission to the shareholders a proposal to ratify the Board's selection of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1995. Arthur Andersen LLP has been the Company's independent auditors for the fiscal year ended December 31, 1995, 1994 and 1993 respectively, and for the period from the Company's inception (March 11, 1992) through December 31, 1992.

     The affirmative vote of the holders of at least a majority of the combined number of Shares of Class A Common Stock, Class C Common and Preferred Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve the proposal.

     The Board of Directors recommends a vote FOR the proposal.

     A representative of Arthur Andersen LLP is expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                       DIRECTOR AND EXECUTIVE COMPENSATION

COMMITTEES

     In 1995 the Board did not have a Compensation Committee in effect. All decisions regarding compensation of the chief executive officer and other executive officers were made by the full board. No executive officer of the Company participated in any decisions of the Board with regard to executive compensation during 1995.

DIRECTOR COMPENSATION

     The Corporation presently reimburses all directors for their expenses associated with their attendance at meeting of the Board of Directors or any committee thereof. The Company also pays each outside director a fee of $500 for each meeting of the Board of Directors or any committee thereof that he attends. Certain of the outside directors have declined this compensation.

EXECUTIVES

     In February, 1995 the Board of Directors undertook a senior management reorganization in which the chief executive officer, chief operating officer and certain other management personnel departed the Company. The Company engaged Aviation Compliance Services, Inc. ("ACS"), an airline management organization, to furnish management services. Under that arrangement, Messrs. Danny Wright and James E. Player, ACS employees, became acting President and Chief Executive Officer and Chief Financial Officer of the Company, respectively, and occupied other corporate offices. On July 11, 1995 the Company determined that the oral arrangement for services with ACS had been completed. At the Company's request, Mr. Player became a direct employee of the Company as its Chief Financial Officer, acting Secretary and acting Treasurer. The Company paid ACS $125,000 per month for the services of Mr. Wright, Mr. Player and other full-time and part-time personnel. The Company believes ACS paid Mr. Wright a base salary of $180,000 on an annual basis and Mr. Player a base salary of $125,000 on an annual basis.

                           SUMMARY COMPENSATION TABLE


           Name and
           Principal                                                         Other Annual          All Other
           Position                  Salary                Bonus             Compensation         Compensation
          ----------                 ------                -----            -------------         ------------


        John G. Murphy               $61,026                --                    --
        President and
       Chief Executive
           Officer

        Robert Iverson               $17,625                --                    --
        President and
       Chief Executive
           Officer


     Primarily because of the management reorganization, no executive officer of the Company was paid a salary and bonus in excess of $100,000 for services rendered in all capacities to the Company for the year ended December 31, 1995. None of the Company's executive officers received a salary and bonus in excess of $100,000 for the year ended December 31, 1995. Mr. Player, Chief Financial Officer, has received a base salary at the annualized rate of $126,000 since becoming an employee of the Company in July, 1995.

     Although the Corporation became a reporting company under the Securities Exchange Act of 1934, as amended, on July 12, 1995, there is no trading market for any of the Corporation's securities. Accordingly, no market performance information is available.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS

     The Company and Mr. Murphy have entered into an employment agreement. The agreement has a term of two years from his original employment commencement date of August 31, 1995 and provides for an annual salary of $175,000 during 1995 (prorated from his August start date) and $200,000 during 1996. His salary will be subject to annual review by the Board thereafter. He is also furnished with a Company-owned automobile and other fringe benefits to be agreed upon. He will be granted stock options to purchase 100,000 shares of common stock, which will vest over a five-year period in agreed upon amounts; and if his employment is terminated by reason of a change in control, he will be paid cash severance payment equal to 2 years' salary.

     Certain executive officers and key management personnel have written agreements allowing severance pay of between 3 months' and 12 months' salary if their employment is terminated without cause.

RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan for the benefit of its employees. The Company does not match employee contributions to this plan.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Company's registration statement under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") of all classes of Common Stock and warrants to purchase common stock became effective on July 17, 1995. The directors and executive officers of the Company, and the beneficial owners of 5% or more of the outstanding shares of any class of the Company's equity securities, thereby became subject to the reporting requirements of Section 16(a) of the Exchange Act. Under Section 16(a), reporting persons are required to file Initial Statements of Beneficial Ownership of Securities on Form 3 by July 17, 1995, the effective date of the registration statement or, if later, within ten days after such person becomes a director, executive officer or 5% beneficial owner. Based upon the Company's review of copies of from 3's filed by reporting persons, each of the following persons did not timely file Form 3's by July 17, 1995, instead filing them on the dates indicated: Dumitru Cucu -- October 31, 1995; KIWI International Air Lines, Inc. Class A Common Stock/Class B Common Stock Voting Trust -- October 31, 1995; John Anderson, Fred Barber, Jack Gray II, Donald Grisham, James B. Hawks, David Porter, Douglas Stratton, Russell Thayer, Norton Waltuch, Alan Halpert, Bernard Mann and James Player -- all on September 30, 1996. Further, John G. Murphy was required to file a Form 3 on September 8, 1995 and filed it on September 30, 1995; James B. Robbins was required to file a Form 3 on or before October 29, 1995, and actually filed it on February 24, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of March 25, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of any class of the Company, (ii) each director and executive officer, and (iii) all executive officers, directors and nominees for director of the Company as a group.


                                                                  SHARES BENEFICIALLY OWNED
                               ---------------------------------------------------------------------------------
                                  CLASS A     PERCENTAGE     CLASS C     PERCENTAGE       TOTAL        PERCENT
BENEFICIAL OWNER(1)                SHARES     OF CLASS A      SHARES     OF CLASS C       SHARES     OF TOTAL(2)
- ----------------               ----------------------------------------------------------------------------------


Voting Trust(2)(3)                2,009,208       100%              0             --    2,009,208       52.4%
Romaero, S.A.(4)                          0         --        400,000          20.0%      400,000        9.9%
Pegasus Aircraft Partners II,             0         --        240,000          12.4%      240,000        6.1%
L.P.(5)

Norton D. Waltuch(6)                      0         --        242,240          12.3%      242,240        6.1%
Donald Grisham(9)(12)                38,000       1.9%          1,100              *       39,100        1.0%
Jim Hawks(7)(9)                     100,000       4.8%              0             --      100,000        2.6%
John P. Anderson(9)(10)(13)          49,778       2.4%          9,500              *       59,278        1.5%
Jack Gray(9)(11)                     62,000       3.0%              0             --       62,000        1.6%
Fred Barber(8)(9)                    37,600       1.8%         13,200              *       50,800        1.3%
Russell Thayer(13)                        0          *          5,000              *        5,000           *
Dr. Codie D. Bell(14)                    40          *         90,400           5.0%       90,440        2.4%
James E. Player(15)                  30,000       1.5%              0             --       30,000           *
Dumitru Cucu(16)                          0         --              0             --            0          --
Bernard Mann(17)                          0         --        141,000           7.3%      141,000        3.5%
Alan Halpert(18)                          0         --        220,000          11.2%      220,000        5.5%
Clifford Crittenden II(19)          198,400       9.4%              0             --      198,400        5.0%
James B. Robbins(9)(20)              44,600       2.2%            200              *       44,800        1.2%
Cecelia Hallman                          70          *              0             --           70           *
John G. Murphy(21)                   30,000       1.5%              0             --       30,000           *
Recovery Equity Investors II,             0         --     10,000,000          84.6%   10,000,000       72.3%
L.P.(22)

Joseph J. Finn-Egan(22)(23)               0         --     10,000,000          84.6%   10,000,000       72.3%
Jeffrey A. Lipkin(22)(24)                 0         --     10,000,000          84.6%   10,000,000       72.3%
                               ------------    -------     ----------       --------   ----------     -------
Total Shares Controlled by
  Directors and Executive
  Officers (including those as    2,009,208                   434,020                   2,443,228
  Voting Trustees)(25)            =========                 =========                   =========

Total Shares Outstanding(2)       2,009,208                 1,824,073                   3,833,281
                                  =========                 =========                   =========
% of Total Shares Controlled
by Directors and Executive
Officers as a Group (including
those as Voting Trustees)(26)                     100%                         23.8%                       63.7%
                                               =======                      ========                     =======


*    Less than 1%

(1) The business address of Romaero, S.A. is Boulevard Ficosului No. 44, Sector 1, Bucharest 71544 Romania. The business address of all other beneficial owners listed above is c/o KIWI International Air Lines, Inc., Hemisphere Center, Routes 1 & 9 South, Newark, New Jersey 07114.

(2) Does not include 575,000 shares of Class A Common Stock and 400,000 shares of Class C Common Stock issuable upon the conversion, at the respective holders' elections, of convertible notes due October 15, 1996. Also does not include 95,000 shares of Class A Common Stock and 135,000 shares of Class C Common Stock purchasable upon the exercise of warrants issued in December 1995. Also does not include 1,431,872 shares of Class A Common Stock and 1,554,804 shares of Class C Common Stock purchasable upon the exercise of warrants issued in connection with the purchase of like numbers of shares of Common Stock.

(3) All Shares of Class A Common Stock are held subject to a Voting Trust Agreement among all of the holders of Class A Common Stock. The Voting Trust Agreement will expire on December 31, 1997, unless extended (with the consent of the Voting Trustees, by a majority vote of the holders of Class A Common Stock and Class B Common Stock).

(4) Includes 200,000 shares purchasable upon the exercise of warrants issued in connection with the issuance of 200,000 shares.

(5) Includes 120,000 shares purchasable upon the exercise of warrants issued in connection with the issuance of 120,000 shares.

(6) Includes 31,120 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares. Also includes an aggregate of 20,000 shares owned by members of Mr. Waltuch's immediate family and 20,000 shares purchasable by them upon the exercise of warrants issued in connection with their purchase of the 20,000. Mr. Waltuch disclaims beneficial ownership of all of these shares. Also includes 40,000 shares owned by Mr. Waltuch's individual retirement account and 40,000 shares purchasable by it upon the exercise of warrants issued in connection with the purchase of a like number of shares. Also includes 50,000 shares issuable upon the conversion, at Mr. Waltuch's election, of convertible notes due October 15, 1996, and 10,000 shares purchasable upon the exercise of warrants issued in December 1995.

(7) Includes 50,000 shares issuable upon the conversion, at Mr. Hawks' election, of convertible notes due October 15, 1996, 20,000 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 10,000 shares purchasable upon the exercise of warrants issued in December 1995.

(8) Includes 6,600 shares of Class C Common Stock owned by a member of Mr. Barber's immediate family and 6,600 shares purchasable upon the exercise of warrants issued in connection with the purchase of those shares of Common Stock. Mr. Barber disclaims beneficial ownership of all of those shares. Also includes 25,000 shares issuable upon the conversion, at Mr. Barber's election, of convertible notes due October 15, 1996, 3,800 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 5,000 shares purchasable upon the exercise of warrants issued in December 1995.

(9)  Voting Trustees of the Voting Trust Agreement. See Note (3) above.

(10) Includes 25,000 shares issuable upon the conversion, at Mr. Anderson's election, of convertible notes due October 15, 1996, 9,889 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 5,000 shares purchasable upon the exercise of warrants issued in December 1995.

(11) Includes 25,000 shares issuable upon the conversion, at Mr. Gray's election, of convertible notes due October 15, 1996, 16,000 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 5,000 shares purchasable upon the exercise of warrants issued in December 1995.

(12) Includes 19,000 shares of Class A Common Stock purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares.

(13) As of July 11, 1995, Russell Thayer became Chairman of the Board. John P. Anderson, who had been serving as acting Chairman of the Board, stepped down from that position but remains a Director of the Company.

(14) Includes 20 shares of Class A Common Stock purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares.

(15) Consists of 25,000 shares issuable upon the conversion, at Mr. Player's election, of convertible notes due October 15, 1996, and 5,000 shares purchasable upon the exercise of warrants issued in December 1995.

(16) Does not include 200,000 shares owned by Romaero, S.A. and 200,000 purchasable upon the exercise of warrants issued in connection with the issuance of the 200,000 shares. Mr. Cucu is Managing Director of Romaero, S.A., but disclaims beneficial ownership of these shares.

(17) Includes 50,000 shares issuable upon the conversion, at Mr. Mann's election, of convertible notes due October 15, 1996, 40,500 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 10,000 shares purchasable upon the exercise of warrants issued in December 1995.

(18) Includes 50,000 shares issuable upon the conversion, at Mr. Halpert's election, of convertible notes due October 15, 1996, 80,000 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares and 10,000 shares purchasable upon the exercise of warrants issued in December 1995.

(19) Includes 99,200 shares purchasable upon the exercise of warrants issued in connection with the purchase of a like number of shares.

(20) Includes 25,000 shares of Class A Common Stock issuable upon the conversion, at Mr. Robbins' election, of convertible notes due October 15, 1996.

(21) Consists of 25,000 shares issuable upon the conversion, at Mr. Murphy's election, of convertible notes due October 15, 1996, and 5,000 shares purchasable upon the exercise of warrants issued in December 1995, but does not include options to purchase 100,000 shares of Class A Common Stock which were promised as part of the recruitment of Mr. Murphy and which the Corporation intends to issue upon the approval of the 1996 Stock Option Plan as set out in Proposal 4 in this Proxy Statement.

(22) Consists of 4,000,000 shares issuable upon the conversion, at REI's election, of the Convertible Notes and 6,000,000 shares purchasable upon the exercise of the option by REI to acquire 6,000,000 shares of Class A Convertible Preferred Stock (if the Restated Certificate of Incorporation is approved by the shareholders).

(23) Mr. Finn-Egan is a general partner of Recovery Equity Partners II, L.P., the sole general partner of REI.

(24) Mr. Lipkin is a general partner of Recovery Equity Partners II, L.P., the sole general partner of REI.

(25) Does not include 575,000 shares of Class A Common Stock and 150,000 shares of Class C Common Stock issuable upon the conversion, at the respective holders' elections, of convertible notes due October 15, 1996. Also does not include 95,000 shares of Class A Common Stock and 30,000 shares of Class C Common Stock purchasable upon the exercise of warrants issued in December 1995. Also does not include 1,431,872 shares of Class A Common Stock and 418,220 shares of Class C Common Stock purchasable upon the exercise of warrants issued in connection with the purchase of like numbers of shares of Common Stock.

(26) Does not include 4,000,000 shares issuable upon the conversion, at REI's election, of the Convertible Notes and 6,000,000 shares purchasable upon the exercise of the option by REI to acquire 6,000,000 shares of Class A Convertible Preferred Stock (if the Restated Certificate of Incorporation is approved by the shareholders).

- ---------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Romaero Aircraft Purchase

     The Company entered into an agreement in February of 1993 with Romaero, S.A. ("Romaero"), which beneficially owns approximately 20% of the Company's outstanding Class C Common Stock, for the purchase of 11 BAC 1-11 Series 2500 aircraft ("Airstar 2500") with an option to purchase five (5) additional aircraft. Dumitru Cucu, a director of the Company, is the Managing Director of Romaero. The aggregate purchase price for the 11 aircraft is approximately $240 million (subject to increase depending on an escalation factor at the time of delivery). The agreement provided that the Company's obligation to purchase each aircraft is contingent upon the Company's obtaining financing for 100% of the acquisition cost of the aircraft. The aircraft were originally understood by the Company to be deliverable at the rate of one per calendar quarter after an initial delivery of one aircraft in November, 1994. The manufacturer has not delivered any aircraft to date, and the

Company believes that the manufacturer has yet to secure the substantial capital investment in its plant in Romania necessary to begin production. The manufacturer is believed to be continuing to seek the capital funds necessary to produce the aircraft. In view of the uncertainties relating to the manufacturer's ability to produce the aircraft in accordance with specifications, the need to obtain airworthiness certification for any aircraft in fact produced and uncertainties as to whether financing will be available to the Company for the acquisition cost (which is a condition to the Company's obligation to purchase), management believes there is substantial doubt as to whether and when, if ever, the Company would become obligated to perform under the Purchase Agreement. In the event that the Airstar 2500 aircraft become available at favorable financing terms, the Company may elect to accept delivery. The Company believes that the terms of these transactions were negotiated effectively the same as arm's length transactions with unrelated third parties.

     Agreement with Aviation Compliance Services, Inc.

     On July 11, 1995 the Company determined that the oral arrangement for services with Aviation Compliance Services, Inc. ("ACS"), an airline management organization, had been completed. Pursuant to that oral arrangement, from February 1995 through July 10, 1995, Mr. Danny Wright had served as the Company's President and Chief Executive Officer and Mr. James Player had served as the Company's Chief Financial Officer, acting Secretary and acting Treasurer. Messrs. Wright and Player began service in the stated capacities in February 1995 as part of a management reorganization in which Mr. Robert Iverson, the Company's former President and Chairman, was terminated. At the Company's request, Mr. Player became an employee of the Company as its Chief Financial Officer, Secretary and Treasurer. The Company paid ACS $125,000 per month for the services of Mr. Wright, Mr. Player and other full-time and part-time personnel. The Company believes ACS paid Mr. Wright a base salary of $180,000 on an annual basis and Mr. Player a base salary of $125,000 on an annual basis. The Company also paid ACS for travel and living expenses of Messrs. Wright and Player.

     Pegasus Aircraft Leases

     The Company leases eight of its Boeing 727 aircraft from Pegasus Aircraft Partners II, L.P. and certain of its affiliates (collectively, "Pegasus"), the beneficial owners of approximately 12.4% of outstanding shares of Class C Common. As of March 25, 1996, Pegasus owned 120,000 shares of the Company's Class C Common Stock. Under the terms of the eight operating lease agreements, total lease payments to Pegasus amount to $538,500 per month. Additional maintenance reserve payments are also paid on a monthly basis. The Company believes that the terms of these transactions were negotiated effectively the same as arm's length transactions with unrelated third parties.

     The Company brought legal action in the United States District Court, District of New Jersey against Pegasus Capital Corporation and its affiliated partnerships (collectively, the "Aircraft Lessor"), the lessor of eight aircraft operated by the Company. The suit was brought on September 22, 1995 in response to actions threatened to be taken by the Aircraft Lessor against the Company arising from the interpretation of an agreement entered into between the Company and the Aircraft Lessor in March, 1995 (the "1995 Agreement"). The Aircraft Lessor claimed the right under the 1995 Agreement to substitute a B727-200 aircraft for one of the existing aircraft leased by the Company from the Aircraft Lessor. The Company and the Aircraft Lessor had disputes concerning the interpretation of this and other provisions of the 1995 Agreement, including the condition and quality of the aircraft which the Aircraft Lessor proposed to offer in substitution, and the timing of the substitution of the aircraft. The Aircraft Lessor is seeking damages from the Company, estimated by the Aircraft Lessor in court submissions at $905,896, for the alleged breach of the 1995 Agreement in refusing delivery of the aircraft offered in substitution. The Company counterclaimed for damages from the Aircraft Lessor estimated at $1,615,000 and for unspecified punitive damages.

     On or about June 5, 1996, The Aircraft Lessor and the Company agreed to dismiss without prejudice all claims for damages against one another in order for negotiations to proceed with respect to proposals for The Aircraft Lessor to lease three hush-kitted aircraft to the Company, either by arranging for the hush-kitting of existing aircraft or the replacement of existing leased aircraft with hush-kitted aircraft. Either party may initiate new court proceedings to reassert the dismissed claims if agreement is not reached on the aircraft hush-kitting.

     REI Investment Agreement

     On July 1, 1996, the Company entered into the REI Investment Agreement with Recovery Equity Investors II, L.P., a California-based investment fund ("REI"), pursuant to which REI purchased $2,000,000 principal amount of the Company's 6% Convertible Notes for a purchase price of $1,995,000. The Convertible Notes provide for the conversion thereof, at REI's option, into either (i) the Company's Class C Common Stock at a conversion price of $1.00 per share, or
(ii), if the shareholders of the Company approve the Amended and Restated Certificate of Incorporation (the "Restated Certificate") described under Proposal 1 in this Proxy Statement, after the filing of the Restated Certificate with the New Jersey Secretary of State, convertible preferred stock having the rights, designations and preferences summarized above as part of Proposal 1 under the subheading "- Class A

Convertible Preferred Stock", at a conversion price of $1.00 per share.

     Pursuant to the REI Investment Agreement, two persons designated by REI, Jeffrey A. Lipkin and Joseph J. Finn-Egan, have been elected to the Company's 15-member Board of Directors. If REI acquires Convertible Preferred Stock, the terms thereof will provide for continued Board representation described below. If and when a Qualifying Public Offering (as such term is defined above as part of Proposal 1 under the subheading "- Class A Convertible Preferred Stock") occurs, the Convertible Preferred Stock will, except in certain circumstances, automatically convert into Class C Common Stock. Thereafter REI and certain affiliates of REI who may hold Class C Common Stock issued upon conversion of Convertible Preferred Stock ("Conversion Shares"), shall have a nonassignable right to cause the Corporation to nominate one director for each 10% of the total outstanding shares of Class C Common Stock represented by the Conversion Shares held by REI and its affiliates, but no more than three directors, and to have the Voting Trustee vote for such nominee as long as the Voting Trust exists.

     Under the REI Investment Agreement, REI purchased for $5,000 options to invest an additional $8 million in the Company no later than March 15, 1997, consisting of: (i) an option to purchase, exercisable on or before December 31, 1996, an additional $2 million principal amount of Additional Convertible Notes for a purchase price of $2 million, and (ii) an option to purchase, exercisable on or before March 15, 1997, up to 6 million shares of the Company's Class A Convertible Preferred Stock for a purchase price of $6 million. The conversion price on both the Additional Convertible Notes and the Convertible Preferred Stock is also $1.00 per share, subject to certain adjustments. On July 24, 1996, REI exercised its option to purchase the Additional Convertible Notes for $2 million.

     If REI immediately converted its Convertible Notes, it would own 4 million shares of Class C Common Stock, representing approximately 51.1% of the combined voting power of all classes of voting Common Stock which would then be outstanding. The Voting Trust, which now has the power to vote all 2,009,208 shares of the Company's Class A Common Stock, would in such case represent approximately 25.6% of the combined voting power of all classes of voting stock. Assuming exercise of all 3,216,676 outstanding warrants to purchase Class A or Class C Common Stock, and the issuance of 950,000 shares issuable upon conversion of other outstanding convertible notes, REI's percentage ownership upon immediate conversion would be 33.3% of the combined voting power all classes of voting stock, and the Voting Trust would have the right to vote shares representing approximately 29.4% of the combined voting power of all classes of voting stock.

     REI might not be considered a citizen of the United States as such term is defined under the Federal Aviation Administration Authorization Act of 1994. Under the REI Investment Agreement, REI's ability to acquire equity in the Corporation or to acquire or exercise control of the Corporation is limited so as not to cause the Corporation to be or become in breach of applicable laws and restrictions prohibiting and restricting foreign ownership or control of the Corporation as a U.S. air carrier (such laws and restrictions referred to herein as the Foreign Ownership Restrictions).

                                  OTHER MATTERS

                           1997 SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 1996 Annual Meeting of Shareholders, must be received by the Corporation at Hemisphere Center, Routes 1 & 9 South, Newark, New Jersey 07114, on or before December 20, 1996.

                                     GENERAL

     The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to be beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.



                                             By Order of the Board of Directors

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       KIWI INTERNATIONAL AIR LINES, INC.

     Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned Corporation adopts the following Restated Certificate of Incorporation:

     FIRST: The name of the corporation is KIWI International Air Lines, Inc. (the "Corporation").

     SECOND: The purposes for which the corporation is organized are to engage in: (i) the operation of an air transportation company, including without limitation, providing scheduled passenger service, cargo services and air charter services and all activities and undertakings related to the foregoing, consistent with the scope of applicable (if any) regulatory requirements imposed by federal, state or international authorities having jurisdiction over operations or property of the Corporation; and (ii) any activity within the purposes for which corporations may be organized under Title 14A, Corporations, General, of the New Jersey Statutes.

     THIRD: The address of the Corporation's registered office is 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876-1018, and the name of the Corporation's registered agent at such address is G. Robert Marcus.

     FOURTH: As of the effective date of the filing of this Restated Certificate of Incorporation, the aggregate number of shares which the Corporation shall have authority to issue shall be eighty-three million (83,000,000), which shall consist of (A) fifty million (50,000,000) shares of Common Stock without par value (the "Common Shares") consisting of (i) fifteen million (15,000,000) shares of Class A Common Stock, without par value; and (ii) thirty-five million (35,000,000) shares of Class C Common Stock, without par value; (B) twelve million (12,000,000) shares of Class A Convertible Preferred Stock, without par value (the "Class A Convertible Preferred Stock") and (C) twenty-one million (21,000,000) shares of stock which shall be without designation until further action by the Board of Directors, subject to the rights of the holders of Class A Convertible Preferred Stock under clause (i) of Section 6 of the provisions of this Article Fourth setting forth the express terms of the Class A Convertible Stock, as follows: The division of authorized shares of such undesignated stock into class and series, the determination of the designation of the relative rights, preferences and limitations of such stock, and any such divisions and determinations, may be accomplished by an amendment to this Restated Certificate of Incorporation authorized and approved by the Board of Directors of the Corporation (without the requirement of shareholder approval or consent).

     The express terms of the Common Stock are as follows:

          (a) The Class A Common Stock shall (i) be subordinate to the Class A Convertible Preferred Stock in the event of liquidation, but rank pari passu with the Class C Common Stock, and (ii) have dividend rights equal to those of the Class A Convertible Preferred Stock and the Class C Common Stock. Effective January 1, 1998 (the "Class A Common Conversion Date"), each share of Class A Common Stock shall be converted automatically into one share of Class C Common Stock, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. On or after the Class A Common Conversion Date, the Corporation shall not issue or reissue shares of Class A Common Stock. Prior to the Class A Common Conversion Date, the Corporation shall reserve and keep available and free of preemptive rights out of its authorized but unissued Class C Common Stock, solely for the purpose of effecting the conversion of the Class A Common Stock, such number of its shares of Class C Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class A Common Stock. If the number of authorized but unissued shares of Class C Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Class A Common Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class C Common Stock to such number of shares as shall be sufficient for such purpose. Promptly after the Class A Common Conversion Date, the Corporation shall promptly give written notice of such event to all holders of Common Stock formerly designated as Class A Common Stock. As soon as practicable after giving such notice, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full Class C Common Shares issuable upon conversion of the Class A Common Stock to Class C Common Stock, together with any cash payment to be made in lieu of fractional shares, as provided below, in exchange for the certificates representing the Class A Common Stock converted pursuant to this paragraph, together with proper assignments of such certificates. No fractional shares of Class C Common Stock or scrip representing fractional shares shall be issued upon conversion of any of the Class A Common Stock. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by a majority of the Directors of the Board of Directors of the Corporation.

          (b) The Class C Common Stock shall (i) be subordinate to the Class A Convertible Preferred Stock in the event of liquidation but rank pari passu with the Class A Common Stock and (ii) have dividend rights equal to those of the Class A Common Stock and the Class A Convertible Preferred Stock.

     Upon the filing in the Office of the Secretary of State of the State of New Jersey of this Restated Certificate of Incorporation, the shares of Class A Common Stock and Class C Common Stock then outstanding shall automatically without any further action on the part of the holders thereof, have the relative rights, preferences and limitations set forth above.

     The express terms of the Class A Convertible Preferred Stock are as follows:

     1. Dividends. The holders of record of Class A Convertible Preferred Stock shall be entitled to participate pari passu with the holders of Common Shares in any and all dividends or other distributions declared on the Common Shares, based on the number of Common Shares into which the Class A Convertible Preferred Stock could be converted on the record date for such dividend or, if no record date is established, the date on which such dividend is declared. Any such dividends or other distributions shall be paid at the same time as payment is made with respect to the Common Shares. The dividends will be received when, as and if declared by the Board of Directors out of funds legally available therefor.

     2. Redemption. (a) Corporation's Option to Redeem. At any time on or after August 1, 2002, provided that a public offering of Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act") in which the Company receives gross proceeds of at least $15,000,000 (a "Qualifying Public Offering") has not occurred, the Corporation may elect to redeem all of the Class A Convertible Preferred Stock at the Redemption Price (as defined in
Section 2(e) hereof) by delivering a written notice of such election, which shall be irrevocable upon receipt thereof (a "Redemption Election") to the holder(s) of the Class A Convertible Preferred Stock.

     (b) Shareholder's Option to Redeem. Provided that a Qualifying Public Offering has not occurred, at any time on or after August 1, 2001 or upon (i) a Change of Control of the Corporation, (ii) a Material Sale Transaction, (iii) any proposed merger or consolidation of the Corporation approved by the Board of Directors of the Corporation, (iv) any proposed sale or other disposition of all or substantially all of the business or assets of the Corporation approved by the Board of Directors of the Corporation or (v) any voluntary or involuntary bankruptcy filing, liquidation, dissolution or winding up of the Corporation (or any proposal to take any such action described in this clause (v) which has been approved by the Board of Directors of the Corporation), the holders of record of the Class A Convertible Preferred Stock shall be entitled to have the Corporation redeem all of the Class A Convertible Preferred Stock at the Redemption Price. Such election shall be made by delivering a written notice of such election, which shall be irrevocable upon receipt thereof (a "Holder Redemption Election") to the Corporation, provided that, notwithstanding the foregoing, if the Redemption Price is not paid in full on the Redemption Date (as defined in Section 2(c) hereof), as such Redemption Date may be postponed pursuant to Section 2(c) hereof, such Holder Redemption Election may be withdrawn by the holders of record of the Class A Convertible Preferred Stock by delivering a written notice of such withdrawal to the Corporation any time thereafter and prior to receipt of payment in full of the Redemption Price, together with all interest accrued thereon in accordance with
Section 2(d) hereof. For purposes of this Section 2, "Change of Control" and "Material Sale Transaction" shall mean the following, respectively: (A) A Change of Control shall be deemed to have occurred at such time as: (x) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act") other than any REI Holder (as such term is defined in the Convertible Note Purchase and Option Agreement dated July 1, 1996 (the "Note Purchase Agreement") between the Corporation and Recovery Equity Investors II, L.P.) or any group of REI Holders or any of their transferees, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Corporation's outstanding voting securities (other than Class A Convertible Preferred Stock) ordinarily having the right to vote at elections of directors of the Corporation; or (y) individuals who constitute the Board of Directors as of the date hereof or would constitute Incumbent Directors as defined in the Corporation's 6% Convertible Unsecured Notes due March 15, 1997 (the "Convertible Notes") (each an "Incumbent Director") cease for any reason to constitute a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of Incumbent Directors then serving on the Board of Directors constituting at least a majority of the directors then comprising the Type Class (as described in Article Sixth below) to which such director was elected, shall be considered as though such person were an Incumbent Director; (B) A Material Sale Transaction shall be any transaction which has not been approved by at least a majority of the "Type Preferred Class" directors or "Preferred Directors" (as such terms are defined in Article Sixth below) then serving on the Board of Directors involving any sale, lease or other disposition by the Corporation of (xx) 25% or more of its aircraft fleet, or (yy) its operational rights at any airport (or group of airports within any twelve-month period) representing 25% or more of its gross revenues for the preceding 12 months. Any right of redemption arising from time to time pursuant to an event or occurrence under clause (i), (ii), (iii), (iv) or (v) of this

Subsection 2(b) that is not exercised within sixty (60) days immediately following the date upon which at least a majority of the holders of record of Class A Convertible Preferred Stock shall have received from the Corporation written notice of such event or occurrence, shall automatically terminate without any further notice or action by the Corporation or its shareholders; provided, however that any such termination of such redemption right shall not impair or otherwise affect any right of redemption by the holders of record of the Class A Convertible Preferred Stock arising pursuant to any such subsequent event or occurrence or otherwise arising on or after August 1, 2001.

     (c) Timing of Redemption. Any redemption effected pursuant to this Section 2 shall occur on the 60th day (or, if such day is not a business day, the next business day after the 60th day) after the date on which shareholders or the Corporation, as the case may be, receive the Redemption Election or the Holder Redemption Election (such date, the "Redemption Date"), provided, however, that the Redemption Date may be postponed for up to an additional 60 calendar days to permit the appraiser selected pursuant to Section 2(e) below to determine the fair market value of the Class A Convertible Preferred Stock. For purposes of this Section 2, "business day" means a business day in the City of New York.

     (d) Late Interest. In the event that, on any Redemption Date, the funds of the Corporation are not legally available for the redemption of the Class A Convertible Preferred Stock being redeemed, such funds which are legally available therefor shall be applied to the redemption of such Class A Convertible Preferred Stock on a pro rata basis from the holders of the Class A Convertible Preferred Stock. Thereafter, any funds which become legally available for the redemption of Class A Convertible Preferred Stock shall immediately be set aside and promptly applied to the redemption of any remaining Class A Convertible Preferred Stock until all remaining Class A Convertible Preferred Stock that have been the subject of a Redemption Election have been redeemed. The aggregate Redemption Price for Class A Convertible Preferred Stock which are not redeemed by the Corporation as required on a Redemption Date shall bear interest from such Redemption Date (or such later date to which the Redemption Date may be postponed pursuant to Section 2(c) hereof) until such Redemption Price has been paid in full at a per annum rate equal to twenty percent (20%) in excess of the Prime Rate (as defined below) as the same may change from time to time hereafter; provided, however, that such interest rate shall in no event exceed the maximum rate permitted by applicable law. The term "Prime Rate" means the base rate on corporate loans, posted by at least 75% of the United States' largest banks as published in the Money Rates column of the Wall Street Journal.

     (e) Redemption Price. The "Redemption Price" payable with respect to each Class A Convertible Preferred Share shall be equal to the greater of (i) the Issue Price Per Share (as adjusted to reflect any share split, combination, reclassification or similar event involving the Class A Convertible Preferred Shares) plus all accrued and unpaid dividends thereon through the date on which such Class A Convertible Preferred Stock is actually redeemed or (ii) the per share fair market value of such Class A Convertible Preferred Stock on the date the Redemption Election or the Holder Redemption Election, as the case may be, is received, by the shareholder or the Corporation, respectively, as determined in accordance with this Section 2(e) by an appraiser mutually acceptable to the Corporation and the holders of the Class A Convertible Preferred Stock. The fees of such appraiser shall be paid by the Corporation. Any appraiser selected pursuant hereto shall be (x) a commercial bank of recognized national standing with an investment banking division, (y) an accounting firm of recognized national standing or (z) an investment banking firm of national recognized standing. If the Corporation and the holders of Class A Convertible Preferred Stock fail to agree, within ten days of receipt of a Redemption Election, on an appraiser, each of the Corporation and the holders of the Class A Convertible Preferred Stock shall select an appraiser within three days after such ten-day period who shall select a third appraiser who shall determine such fair market value within forty-five days after the Redemption Notice, and the determination of such appraiser shall be final and binding upon the Corporation and the holders of Class A Convertible Preferred Stock. The determination of the per share fair market value of the Series A Convertible Preferred Stock by such appraiser will not give effect to (1) the lack of a public market for such shares, (2) the fact that such shares are not registered under the Securities Act of 1933, as amended, or are subject to any other restriction on transfer or
(3) the fact that such shares would represent a minority interest in the Corporation. For purposes of this Restated Certificate of Incorporation, "Issue Price Per Share" shall be, with respect to any share of Class A Convertible Preferred Stock, an amount equal to the Conversion Price under the Corporation's 6% Convertible Unsecured Notes due March 15, 1997 (the "Convertible Notes") in effect at the time of issuance of such share of Class A Convertible Preferred Stock, provided that, for the purposes of determining the Redemption Price of the Excess Preferred Shares (as defined in Subsection 4(k)(iii)) for the purposes of Subsection 4(k)(iii), the "Issue Price Per Share" with respect to any Excess Preferred Share shall be an amount equal to the weighted average of the respective Conversion Prices under the Convertible Notes in effect at the respective times of issuance of all shares of Class A Convertible Preferred Stock then outstanding.

     (f) Redemption Procedures. On a Redemption Date, the holder of the shares of Class A Convertible Preferred Stock being redeemed shall surrender the certificate or certificates representing the shares being redeemed (together with a proper assignment of such certificates to the Corporation in exchange for payment of the applicable Redemption Price for such shares). In the event that the Corporation is unable to pay, legally prevented from paying or fails to pay the Redemption Price for all of the shares of Class A Convertible Preferred Stock required to be redeemed on such Redemption Date, the Corporation shall reissue and deliver to such holder on such Redemption Date a certificate representing the number of shares of Class A Convertible Preferred Stock for which the Redemption Price has not been paid in full. Following any redemption of shares of Class A Convertible Preferred Stock in accordance with this Section 2, the Corporation shall not reissue any shares so redeemed.

     (g) Notices. For the purposes of this Section 2, all notices shall be in writing and shall be deemed to have been duly given (a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or (d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type): if to the Corporation, KIWI International Air Lines, Inc., Hemisphere Center, U.S. 1 & 9 South, Newark, N.J. 07114-0006, telecopier: (201) 645-1144, attention President; and if to the holders of Class A Convertible Preferred Stock, at their last address of record.

     3. Liquidation, etc. In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Class A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Shares of the Corporation's capital stock, an amount equal to the higher of (i) Issue Price Per Share (as adjusted to reflect any share split, combination, reclassification or similar event involving the Class A Convertible Preferred Stock) plus all accrued and unpaid dividends thereon or (ii) the amount that would be distributable to holders of the Class A Convertible Preferred Stock if such Class A Convertible Preferred Stock had been converted into Class C Common Shares in accordance with Section 4 hereof (such amount, the "Liquidation Preference"). In the event the assets of the Corporation available for distribution to the holders of Class A Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Corporation shall be insufficient to permit payment in full of the Liquidation Preference amounts to which the holders of Class A Convertible Preferred Stock shall be entitled, then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of Class A Convertible Preferred Stock, in proportion to the total amounts to which the holders of all such Class A Convertible Preferred Stock are entitled upon liquidation, dissolution or winding up. Unless the holders of sixty percent (60%) of the Class A Convertible Preferred Stock consent to a distribution pursuant to this Section 3 in property, all distributions pursuant to this Section 3 to holders of Class A Convertible Preferred Stock shall be made in cash. Whenever payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by not less than three-fourths of the Directors then serving on the Board of Directors of the Corporation.

     4. Conversion Rights. (a) Optional Conversion. Subject to the terms and conditions of this Section 4 (including, without limitation, Subsection 4(k)(i)), the holder of any Class A Convertible Preferred Stock shall have the right at its option at any time prior to actual payment for redemption, to convert all or any portion of its shares of Class A Convertible Preferred Stock into such number of fully paid and nonassessable Class C Common Shares as is obtained by multiplying the number of shares of Class A Convertible Preferred Stock to be converted by Issue Price Per Share and dividing the result by the Conversion Price which shall initially be equal to the Issue Price Per Share and shall be adjusted as provided in this Section 4, (such conversion price, as last adjusted, being referred to herein as the "Conversion Price").

     (b) Automatic Conversion.

          (i) Subject to Subsection 4(k), all outstanding Class A Convertible Preferred Stock shall be converted automatically into the number of Class C Common Shares into which such Class A Convertible Preferred Stock are then convertible pursuant to this Section 4, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, at the time of a Qualifying Public Offering.

          (ii) Upon the occurrence of an event triggering the automatic conversion of Class A Convertible Preferred Stock as provided in the preceding subparagraph (i), the Corporation shall promptly give written notice (an "Automatic Conversion Notice") to all holders of Class A Preferred Shares of such event. As soon as practicable after giving such notice, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of full Class C Common Shares issuable upon such conversion, together with any cash payment to be made in lieu of fractional shares as provided in Subsection 4(h) of this Article Two in exchange for the certificates representing the Class A Convertible

     Preferred Stock converted pursuant to this Subsection 4(b), together with proper assignments of such certificates.

     (c) Mechanics of Conversion. The rights of conversion under Subsection 4(a) shall be exercised by a holder of Class A Convertible Preferred Stock by surrendering the certificates representing such shares, together with written notice of such holder's election to convert such shares (the "Conversion Notice"), and a proper assignment of such certificates to the Corporation. The Conversion Notice shall state the names and addresses in which and to which the certificates representing the Class C Common Shares issuable upon such conversion shall be issued, delivered or paid, as the case may be. The date upon which the certificates representing the Class A Convertible Preferred Stock to be converted, the Conversion Notice and the proper assignment have all been received by the Corporation is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, certificates for the number of full Class C Common Shares issuable upon such conversion together with any cash instead of fractional shares as provided in Subsection 4(h). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder of the converted Class A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for Class C Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. Following any conversion of shares of Class A Convertible Preferred Stock, in accordance with this Section 4, the Corporation shall not reissue any shares so converted.

     (d) Adjustment of Conversion Price Upon Issuance of Common Shares.

          (i) Issuance of Common Shares. Except as provided in Subsection 4(d)(vii), if and whenever the Corporation shall issue or sell, or under any of Subsections 4(d)(ii) through 4(d)(vi) is deemed to have issued or sold (any such issue or sale or deemed issue or sale, an "Issuance"), any of its Common Shares for a consideration per share less than the Conversion Price in effect immediately prior to the time of such Issuance, then the Conversion Price in effect immediately prior to such Issuance shall be reduced (effective immediately after such Issuance) as follows:

               (A) in the case of any such Issuance prior to January 1, 1998, to a price equal to the quotient obtained by dividing (x) the aggregate consideration, if any, received, or deemed under any of Subsections 4(d)(ii) through 4(d)(vi) hereof to have been received, by the Corporation upon such Issuance by (y) the number of Common Shares issued, or under any of Subsections

          4(d)(i) through 4(d)(vi) deemed to have been issued, in such Issuance; and

               (B) in the case of any such Issuance on or after January 1, 1998, to a price equal to the Conversion Price in effect immediately prior to such reduction multiplied by a fraction (not to exceed one) (1) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Issuance plus (y) the aggregate consideration, if any, received, or deemed under any of Subsections 4(d)(ii) through 4(d)(vi) to have been received, by the Corporation upon such Issuance divided by the Conversion Price in effect immediately prior to such Issuance and (2) the denominator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Issuance plus (y) the number of shares of Common Stock issued, or under any of Subsections 4(d)(ii) through 4(d)(vi) deemed to have been issued, in such Issuance.

          (ii) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which a Common Share is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the full exercise of such Options or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date such Options were granted and thereafter shall be deemed to be outstanding; provided, that if such Option expires or terminates unexercised, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon exercise of such Option or upon the conversion or exchange of such Convertible Securities previously issuable upon the exercise of such Option are no longer deemed to have been issued. Except as otherwise provided in Subsection 4(d)(iv), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon exercise of such Options or upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 4(d)(ii) upon the issuance of such Options.

          (iii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Share is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Subsection 4(d)(iv), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 4(d)(iii) upon the issuance of such Convertible Securities, (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Subsection 4(d), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale, and (c) if the right to exchange or convert such Convertible Securities expires without such Convertible Securities being exchanged or converted, the Conversion Price shall be adjusted to reflect that the Common Shares previously issuable upon conversion or exchange of such Convertible Securities are no longer deemed to have been issued.

          (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Subsection 4(d)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subsections 4(d)(ii) or 4(d)(iii), or the rate at which any Convertible Securities referred to in Subsection 4(d)(ii) or 4(d)(iii) are convertible into or exchangeable for Common Shares, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration or conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold. If the purchase price provided for in any such Option referred to in Subsection 4(d)(ii) or the rate at which any Convertible Securities referred to in Subsection 4(d)(ii) or 4(d)(iii) are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (v) Consideration. In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Unless the holders of sixty percent (60%) of the Class A Convertible Preferred Stock consent, at no time shall Common Shares, Options or Convertible Securities be issued or sold, in whole or in part, prior to the occurrence of a Qualifying Public Offering, for a consideration other than cash, except for Common Shares, Options, Convertible Securities and other securities sold, granted or issued (as the case may be) (i) under the Employee Stock Plans (as defined in Subsection 4(d)(vii)), provided, however, that shares issued or issuable pursuant to grants made thereunder must be for consideration in the form of cash and/or recourse promissory note(s), (ii) in connection with the Offerings (as defined below) and/or (iii) not exceeding an additional 91,587 shares (and like number of warrants) under the 1994 Offering (as defined below). In case any Common Shares, Options or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the Directors on the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. For purposes of this Restated Certificate of Incorporation, the term "1994 Offering" shall mean the 1994 unregistered offerings of certain shares of Class A Common Stock and Class C Common Stock and a like number of warrants and certain debt securities of KIWI (which offerings were designed to comply with the exemption from registration with the SEC under Regulation D promulgated under the Securities Act) and the term "Offerings" shall mean
     (x) offerings to (A) the holders of approximately $1,260,000 of the Corporation's 8% 3-Year Capital Notes pursuant to the Exchange Offer Memorandum dated as of March 15, 1996, (B) holders of the Corporation's stock purchase warrants to reduce the warrant exercise price to $1.00 per share, (C) employees of approximately 2,699,200 shares of Class A Common Stock for approximately $4,175,000 in cash proceeds, the principal amount of promissory notes received and the amount of liabilities offset by the Corporation in exchange for shares offered and sold under the Offerings and
     (y) shares of the Corporation's Common Stock issuable upon the conversion of the Corporation's 10% Convertible Unsecured Notes due October 15, 1996.

          (vi) Treasury Shares. The disposition of Common Shares owned or held by or for the account of the Corporation (other than as a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Shares for the purpose of this Subsection 4(d).

          (vii) When Adjustment is not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Conversion Price as a result of (A) the issuance of Common Shares upon conversion of any Class A Convertible Preferred Stock or any Convertible Notes or the issuance of Preferred Stock upon conversion of any Convertible Notes; (B) the issuance of up to 91,587 shares and like number of warrants issued pursuant to the 1994 Offering; (C) the offer or issuance of securities of the Corporation in connection with the Offerings (including, without limitation, any securities issued in connection with the Offerings under the Employee Stock Plans, as defined below); (D) the issuance of shares of Class C Common Stock upon conversion of Class A Common Stock into Class C Common Stock; (E) shares (or Options to acquire shares) sold, granted or issued (as the case may be) under the Corporation's 1996 incentive stock option plan ("ISOP") or the Corporation's 1996 employee stock purchase plan registered under the Securities Act on Form S-8 (the "SPP", and together with the ISOP, the "Employee Stock Plans"); and/or (F) the issuance of any Additional Securities (as such term is defined in the Note Purchase Agreement) including, without limitation, the issuance of up to $10,000,000 aggregate principal amount of Convertible Notes (inclusive of all Convertible Notes previously issued) and such additional Convertible Notes as may be issued pursuant to Subsection 4(k).

     (e) Subdivision or Combination of Stock. In case the Corporation shall at any time split or subdivide its outstanding Common Shares into a greater number of shares, the Conversion Price for the Class A Convertible Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (f) Reorganization, Reclassification, Consolidation or Merger. In the event of any capital reorganization or reclassification of the outstanding capital stock of the Corporation, or any consolidation of the Corporation with, or merger of the Corporation with or into, another Corporation or entity, or the sale, exchange, assignment, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, where, in connection with such event, the holders of Common Shares will be entitled to receive stock, securities, cash or other property with respect to or in exchange for such Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale of assets, lawful and adequate provision (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Class A Convertible Preferred Stock) shall be made whereby each holder of Class A Convertible Preferred Stock shall thereafter have the right to receive, at such holder's option, (A) such shares of stock, securities, cash or other property as may be issuable or payable with respect to or in exchange for the number of Common Shares immediately theretofore so receivable by such holder (taking into account the anti-dilution adjustments hereof, including an immediate adjustment, by reason of such consolidation or merger, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger) or (B) the Liquidation Preference to which such holder of Class A Convertible Preferred Stock would be entitled in accordance with
Section 3 hereof. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Shares of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding Common Shares of the corporation. The Corporation shall not effect any consolidation or merger contemplated by this Subsection 4(f) unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Class A Convertible Preferred Stock), executed and mailed by first class mail, postage prepaid, to each holder of Class A Convertible

Preferred Stock at the last address of such holder as shown by the records of the Corporation, the obligation to deliver to such holders such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     (g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case, the Corporation shall deliver a written certificate, by first class mail, postage prepaid, addressed to each holder of Class A Convertible Preferred Stock at the last address of such holder shown by the records of the Corporation, which certificate shall be signed by the President, Chief Executive Officer or Chief Financial Officer of the Corporation specifying the Conversion Price resulting from such adjustment and details of the calculation and the facts upon which the calculation is based.

     (h) Fractional Shares. No fractional shares of Class C Common Stock or scrip representing fractional shares shall be issued upon conversion of any of the Class A Convertible Preferred Stock. Instead, the Corporation shall pay cash in an amount equal to the fair market value of such fractional share at the time of such conversion, as determined in good faith by a majority of the Directors of the Board of Directors of the Corporation.

     (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of the Class A Convertible Preferred Stock, such number of shares of its Class C Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Class C Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Convertible Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class C Common Stock to such number of shares as shall be sufficient for such purpose.

     (j) Costs of Conversion. The Corporation shall pay all documentary, stamp or other similar taxes attributable to the issuance or delivery of Common Shares (or other shares or other securities) of the Corporation upon conversion of any of the Class A Convertible Preferred Stock. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Class A Convertible Preferred Stock in respect of which such shares are being issued.

     (k) Foreign Ownership Restrictions.

          (i) Optional Conversions. If the holder of any shares of Class A Convertible Preferred Stock shall have elected to convert all or any portion of such shares pursuant to Subsection 4(a) and the issuance of any of the shares of Class C Common Stock issuable upon such conversion would result in a breach of any Foreign Ownership Restriction (as defined in the Note Purchase Agreement) existing at the time of such issuance (the incremental shares of Class C Common Stock resulting in such breach, "Excess Conversion Shares"), such holder will not be entitled to convert into shares of Class C Common Stock so many of such holder's shares of Class A Convertible Preferred Stock (the "Excess Preferred Shares") as would result in the issuance of Excess Conversion Shares and the Corporation will not give effect to such conversion and will give such holder notice thereof setting forth the number of Excess Preferred Shares and the basis for the determination that such shares constitute Excess Preferred Shares.

          (ii) Automatic Conversion. If an event triggering the automatic conversion of the outstanding shares of Class A Convertible Preferred Stock as provided in Subsection 4(b)(i) shall have occurred and the issuance of any of the shares of Class C Common Stock issuable upon such conversion would result in a breach of any Foreign Ownership Restriction existing at the time of such issuance, the aggregate Excess Preferred Shares will not be converted pursuant to Subsection 4(b)(i) and will remain outstanding with all of the relative rights, preferences and limitations set forth herein, but only until such time (and each time from time to time) as any or all of such Excess Preferred Shares ("Shares Newly Eligible for Conversion") may be converted into Class C Common Stock without resulting in a breach of any Foreign Ownership Restriction, at which time (and each time from time to time) all such Shares Newly Eligible for Conversion shall convert to Class C Common Stock in accordance with the provisions of Subsection 4(b)(i). For the purposes of this Subsection 4(k)(ii) each holder of shares of Class A Convertible Preferred Stock then outstanding will be deemed to hold that number of such aggregate Excess Preferred Shares that is equal to the product obtained by multiplying (A) the number of such aggregate Excess Preferred Shares by (B) the quotient (such holder's "Pro Rata Share") obtained by dividing (x) the number of shares of Class A Convertible Preferred Stock held by such holder by (y) the total number of shares of Class A Convertible Preferred Stock then outstanding. The Corporation shall set forth in the Automatic Conversion Notice the number of aggregate Excess Conversion Shares, the basis for the determination that such shares constitute Excess Preferred Shares and such holder's Pro Rata Share thereof.

          (iii) Mandatory Conversion.

               (A) If an event triggering an adjustment of the Conversion Price as provided in this Subsection 4 shall have occurred and giving effect to such adjustment would result in a breach of any Foreign Ownership Restriction existing at the time of such adjustment, such adjustment shall nevertheless be made as provided in this Subsection 4 and the Corporation shall convert into Convertible Notes the number of shares of Class A Convertible Preferred Stock that would constitute Excess Preferred Shares (and such shares will constitute "Excess Preferred Shares" for the purposes of this Subsection 4(k)(iii)) if all shares of Class A Convertible Preferred Stock then outstanding were converted into shares of a nonvoting class of common stock of the Corporation. The aggregate principal amount of Convertible Notes into which such aggregate Excess Preferred Shares will be converted will be an amount equal to the product obtained by multiplying (x) the number of such aggregate Excess Preferred Shares by (y) the Redemption Price thereof. For the purposes of this Subsection 4(k)(iii) each holder of shares of Class A Convertible Preferred Stock then outstanding will be deemed to hold its Pro Rata Share of such aggregate Excess Preferred Shares.

               (B) Upon the occurrence of any event causing a required conversion of Class A Preferred Stock as provided in the preceding subparagraph (A), (x) such conversion shall be deemed to have occurred as of the date of such event, (y) the Corporation will promptly give written notice to all holders of Class A Preferred Stock of such event setting forth the number of aggregate Excess Conversion Shares, the basis for the determination that such shares constitute Excess Preferred Shares and such holder's Pro Rata Share thereof and (z) as soon as practicable after giving such notice and the determination of the Redemption Price of such Excess Preferred Shares, the Corporation shall issue and deliver or cause to be issued and delivered to each holder of such Excess Preferred Shares a Convertible Note or Convertible Notes in the aggregate principal amount of such holder's Pro Rata Share of the aggregate principal amount of Convertible Notes to be issued upon conversion of all such Excess Preferred Shares, dated the date of such event requiring such conversion and registered in the name of such holder, in exchange for the certificates representing such holder's Excess Preferred Shares, together with proper assignments of such certificates.

     5. Voting Rights.

     In addition to the voting rights expressly provided in Section 6 of this Article Fourth and as otherwise provided by law, for so long as any shares of Class A Convertible Preferred Stock remain issued and outstanding, each holder of Class A Convertible Preferred Stock shall be entitled to vote on (subject to the following sentence) all matters submitted to a vote of the holders of Common Shares and shall be entitled to that number of votes equal to the lesser of (a) the largest number of whole shares of Class C Common Stock (such holder's "As-Converted Votes") into which such holder's Class A Convertible Preferred Stock could be converted pursuant to the provisions of Section 4 of this Article Fourth on the record date for the determination of shareholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of shareholders is first executed and (b) such holder's Pro Rata Share of the Aggregate Preferred Votes (as defined in the following sentence). When voting together with the holders of Common Stock as a single class, the holders of Class A Preferred Stock shall be entitled in the aggregate in respect of the shares of Class A Preferred Stock they hold to no more than that number of votes (the "Aggregate Preferred Votes") equal to the lesser of (i) the aggregate As-Converted Votes of all such holders and (ii) such aggregate As-Converted Votes reduced by that number of votes which if such holders were then entitled to vote would result in a breach of any Foreign Ownership Restriction then in effect at the time of such vote. Notwithstanding the foregoing, or anything herein to the contrary, the rights of the Class A Convertible Preferred Stock to vote and elect directors on the Board of Directors of the Corporation shall be limited to the express provisions of Article SIXTH of this Restated Certificate of Incorporation. Except as otherwise expressly provided herein and as otherwise required by law, the holders of Class A Convertible Preferred Stock and Common Shares shall vote together as a single class on all matters to which such holders are entitled to vote.

     6. Restrictions and Limitations Requiring Holders of Class A Convertible Preferred Stock to Vote as a Class.

     So long as any Class A Convertible Preferred Stock remains outstanding, the Corporation must obtain the vote or written consent of at least sixty percent (60%) of the holders of the then outstanding Class A Convertible Preferred Stock (in addition to any other vote required by law) in order to:

          (i) authorize the issuance or sale of any senior or, except for a Qualified Transaction (as such term is defined in the Note Purchase Agreement) which does not include Class A Convertible Preferred Stock, of any pari passu equity securities, or any rights, options or warrants to acquire any such securities or any security convertible into such senior or pari passu equity securities, including without limitation, debt instruments convertible into such senior or pari passu equity;

          (ii) contract or incur any additional debt (other than a Qualified Transaction which does not include Class A Convertible Preferred Stock or refinancing of debt outstanding on the date hereof on terms substantially the same or more favorable to the Corporation than existing terms) on or after the date hereof for money borrowed in excess of an aggregate $1,000,000 (and any refinancing of such amount) prior to the termination of the Voting Trust Agreement, dated October 1, 1992 (the "Shareholders Agreement"), by and between the Voting Trustee and all Shareholders of the Class A and any previously authorized Class B Common Stock of the Corporation, at a time when the pro forma "Earnings Before Fixed Charges and Taxes" to "Fixed Charge" ratio is less than 1.25 based on the Corporation's annualized performance over the preceding six months;

          (iii) alter, modify, amend or adversely affect any term of the Class A Convertible Preferred Stock as specified in this Restated Certificate of Incorporation;

          (iv) engage in any merger or consolidation or voluntary reorganization, restructuring, recapitalization, winding up, dissolution or liquidation or any sale lease, assignment or other disposition of all or substantially all of the assets of the Corporation; and

          (v) otherwise alter, modify or amend this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect on the date hereof in any way that adversely affects any term, right or preference of the Series A Convertible Preferred Stock.

     For the purposes of this Section 6(a) the following terms shall have the following meanings:

     "Earnings Before Fixed Charges and Taxes" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with generally accepted accounting principles ("GAAP"): (A) the consolidated net earnings of the Corporation and its Subsidiaries, if any, excluding: (i) extraordinary gains, (ii) any equity interest of the Corporation in the unremitted earnings of any corporation not a Subsidiary and (iii) any gain on the sale, exchange or other disposition of assets plus (B) provisions for federal, state and local income taxes plus (C) Fixed Charges.

     "Fixed Charges" shall mean, with reference to any period, the sum of the following for such period, all as determined in accordance with GAAP: (A) all amounts which would be deducted in computing the consolidated net income of the Corporation and its Subsidiaries, if any, on account of interest on obligations for borrowed money, Capital Lease obligations and guarantees of the foregoing, including imputed interest in respect of Capital Lease obligations, amortization of debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and the net interest costs of interest rate swaps and hedges plus (B) all payments by the Corporation and its Subsidiaries, if any, pursuant to any lease of real or personal property (other than

Capital Lease obligations) minus the amount of any fixed rents paid to the Corporation or any Subsidiary under noncancellable subleases of one year or greater on the properties subject to such leases.

     "Capital Leases" shall mean any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Subsidiary" shall mean any corporation of which the Corporation at the time owns, directly or indirectly, more than 50% of the Voting Stock which has the power to elect a majority of the board of directors.

     7. Preemptive Rights. (a) Subject to the provisions of this Section 7, each holder of Class A Convertible Preferred Stock shall, prior to the occurrence of a Qualifying Public Offering, have the preemptive right to purchase its pro rata share of any preferred or common securities offered by the Corporation in a private unregistered transaction at a price or prices not less favorable to the holders of such Class A Convertible Preferred Stock than the price at which such shares or other securities are offered for sale to others.

     (b) Notwithstanding anything to the contrary in the foregoing Section 7(a), no holder of Class A Convertible Preferred Stock shall have any preemptive right to purchase any shares (or Options to acquire shares) issued or issuable pursuant to offers, grants or sales made under the Employee Stock Plans; but only to the extent that each of the following is met:

          (i) In any fiscal year, the number of shares of common stock issuable pursuant to grants made in such year under the Employee Stock Plans (other than shares issued pursuant to the Offerings) at a consideration per share less than the fair market value of a share of common stock at the time of such grants shall not exceed in the aggregate (A) in the case of fiscal year 1996, 2% of the then outstanding shares of common and preferred stock and (B) in the case of each fiscal year thereafter, 1% of the then outstanding shares of common and preferred stock. For grants made in fiscal year 1996, the determinations of fair market value and outstanding shares shall be made after giving effect to the Offerings and the purchase of Class A Convertible Preferred Stock contemplated hereby.

          (ii) At no time shall the number of shares of common stock issued and issuable pursuant to grants made under the ISOP exceed in the aggregate 10% of the then outstanding shares of Common and Preferred Stock.

          (iii) The total number of shares issued and issuable pursuant to grants made under the SPP (other than shares issued pursuant to the Offerings) will not exceed 1,000,000.

     (c) Notwithstanding anything to the contrary in the foregoing Section 7(a), no holder of Class A Convertible Preferred Stock shall have any preemptive right or other right to purchase any Common Shares or other securities as a result of
(A) the issuance of Common Shares upon conversion of any Class A Convertible Preferred Stock or any Convertible Notes or the issuance of Preferred Stock upon conversion of any Convertible Notes; (B) the issuance of up to 91,587 shares and like number of warrants issued pursuant to the 1994 Offering; (C) the offer or issuance of securities of the Corporation in connection with the Offerings; (D) the issuance of shares of Class C Common Stock upon conversion of Class A Common Stock into Class C Common Stock; and/or (E) the issuance of any Additional Securities (as such term is defined in the Note Purchase Agreement) including, without limitation, the issuance of up to $10,000,000 aggregate principal amount of Convertible Notes (inclusive of all Convertible Notes previously issued) and such additional Convertible Notes as may be issued pursuant to Subsection 4(k).

     FIFTH: The number of directors constituting the present Board of Directors is fifteen (15), and the names and addresses of the current directors are as follows:

CAPT. JOHN P. ANDERSON                    CAPT. JAMES B. ROBBINS
16 Diann Drive                            1488 Gilbert Road
Montville, NJ 07045                       Kennesaw, GA 30152

CAPT. FRED L. BARBER                      DUMITRU CUCU, Romaero SA
4324 Autumn Hill Drive                    BLVD Ficusului, NO 44, Sector 1
Stone Mountain, GA 30083                  Bucharest, Romania 71544

CAPT. JACK E. GRAY II                     ALAN HALPERT
804 Oakdale Road, N.E.                    19 Fordham Road
Atlanta, GA 30307-1200                    Livingston, NJ 07039

CAPT. DON GRISHAM                         BERNARD MANN
3972 Estepona Avenue                      1145 Buckingham Road
Miami, FL 33178                           Fort Lee, NJ 07024

CECELIA HALLMAN                           RUSSELL THAYER
334 S. Route 100                          171 Hulfish Street
Breingsville, PA 18031                    Princeton, NJ 08542-3709

CAPT. JAMES B. HAWKS                      NORTON WALTUCH
210 Highridge Court                       180 South Woodland Street
Roswell, GA 30076                         Englewood, NJ 07631

JOHN G. MURPHY                            JOSEPH J. FINN-EGAN
35 Earle Avenue                           c/o Recovery Equity Investors II, L.P.
Rockville Centre, NY 11570                901 Mariner's Island Blvd.
                                          Suite 465
                                          San Mateo, CA 94404-1592

JEFFREY A. LIPKIN
c/o Recovery Equity Investors II, L.P.
901 Mariner's Island Blvd.
Suite 465
San Mateo, CA 94404-1592

     SIXTH: (a) From the date of effectiveness of this Restated Certificate of Incorporation until the earlier of (i) January 1, 1998 or (ii) a Qualifying Public Offering, the Board of Directors shall consist of not less than fourteen
(14) nor more than nineteen (19) directors and the exact number shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Type Class A, Type Class C and Type Preferred Class. Only shareholders owning Class A Common Stock voting as a class (or the trustees under the Shareholders Agreement) may vote to elect a Type Class A director; only shareholders owning Class C Common Stock voting as a class may vote to elect a Type Class C director; and only shareholders owning Convertible Preferred Stock voting as a class may vote to elect a Type Preferred Class director. Through and until January 1, 1998, a majority of the Board shall be comprised of Type Class A directors. Upon the issuance of Class A Convertible Preferred Stock, the Board of Directors shall appoint to the Board two (2) directors who shall be selected by the holders of not less than a majority of the issued and outstanding shares of Class A Convertible Preferred Stock, and the term of such two (2) directors shall continue to, and expire at, the Corporation's 1997 annual shareholders' meeting (the "1997 Shareholder Meeting"). Unless removed by a majority of the Class A Directors serving on the Board, the terms for the three Class A directors elected to the Board of Directors as then designated Class I directors prior to the effective date of this Restated Certificate of Incorporation, shall continue without interruption or termination until their expiration at the Corporation's 1998 annual shareholders' meeting (the "1998 Shareholder Meeting"). If any such Class A director's seats should become vacant prior to the 1998 Shareholder Meeting, such vacancies shall be filed by the vote of the remaining Type Class A directors on the Board and the term of such director filling such vacancies shall continue until the 1998 Shareholder Meeting (without the need for re-election or confirmation at any earlier shareholders' meeting). However, prior to January 1, 1998, the majority of Class A directors serving on the Board of Directors may vote to remove any Class A director with or without cause.

     (b) Effective as of the 1997 Shareholder Meeting (which shall occur on or before June 30, 1997), unless there shall have occurred a Qualifying Public Offering, members of the Board of Directors (including, without limitation, those members elected at such 1997 Shareholder Meeting) will consist of at least eight (8) Type Class A directors, five (5) (but no more than five) Type Class C directors and two (2) (but no more than two) Type Preferred Class directors. Of the Type Class A directors elected at the 1997

Shareholder Meeting, at least five (5) such Type Class A directors shall have terms expiring effective January 1, 1998. Of the Type Class C directors elected at the 1997 Shareholder Meeting, at least two (2) such Type Class C directors shall have terms expiring effective January 1, 1998, not more than three Type Class C directors on the entire Board shall have terms expiring after January 1, 1998 and no such Type Class C directors shall have terms expiring after the 1998 Shareholder Meeting. The two Type Preferred Class directors elected at the 1997 Shareholder Meeting shall have terms expiring effective as of the date of the 1998 Shareholder Meeting.

     (c) On and after January 1, 1998, (i) unless otherwise determined by a vote of not less than three-fourths of the directors on the Board of Directors, the Board of Directors shall consist of either nine (9), twelve (12) or fifteen (15) directors and the exact number shall be determined from time to time by resolution adopted by affirmative vote of the majority of the entire Board of Directors, (ii) the holders of Common Stock (which as of January 1, 1998 shall consist solely of Class C Common pursuant to Article Fourth above) shall be entitled to vote as a class to elect the number of directors which is at least, but not more than, two thirds of the total number of directors on the Board of Directors (such Board members elected from time to time by the holders of Common Stock are designated herein as the "Common Directors"), and (iii) for so long as not more than fifty percent (50%) of the Class A Convertible Preferred Stock issued by the Corporation has been converted to Common Stock, the holders of Class A Convertible Preferred Stock shall be entitled to vote as a class, requiring the vote or written consent of at least fifty-one percent (51%) of such holders, in order to elect the number of directors which is at least, but not more than, one-third of the total number of directors on the Board of Directors (such Board members elected from time to time by the holders of Class A Convertible Preferred Stock are described herein as the "Preferred Directors"). Effective as of the 1998 Shareholder Meeting, the Common Directors and the Preferred Directors together shall be divided into three classes, designated Term Class I, Term Class II, and Term Class III. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors and shall consist, as nearly as possible, of directors two-thirds of which are Common Directors and one-third of which are Preferred Directors. The 1998 Shareholder Meeting shall occur on or before June 30, 1998. On or before January 1, 1998, the Board of Directors shall appoint to the Board such additional Type Preferred Class directors (if any) as may be necessary for the Corporation to be in compliance with clause (iii) above in this paragraph, and all such additional directors shall be appointed by the Type Preferred Class directors then serving on the Board of Directors.

     (d) At the 1998 Shareholder Meeting, Term Class I directors shall be elected for a one-year term, Term Class II directors for a two-year term and Term Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the Term Classes (i.e. I, II and III) so as to maintain the number of directors in such Class as nearly proportionate as possible, but in no event shall the size of the Board be decreased to less than nine (9) directors.

     (e) Unless otherwise provided herein, a director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A director may only be removed for cause by a majority vote of the votes cast by the holders of the class of stock entitled to vote for the election of such director. Any director of any Type Class (i.e. Class A, Class C or Preferred Class) elected to fill a vacancy on the Board resulting from the death, resignation, retirement, disqualification or removal of any director prior to the expiration of his or her term shall be appointed by those directors on the Board of Directors who are members of the same Type Class (i.e. Class A, Class C or Preferred Class) to which such former director creating the vacancy was a member. Any director elected to fill any such vacancy shall hold office for a term that shall coincide with the remaining term (i.e. Class I, II or III term) of the former director whose position he or she has filled. If the number of directors is changed prior to January 1, 1988, any increase or decrease shall be apportioned among the Classes (A, C and Preferred) so as to maintain the proportional balance among each Type Class as nearly as possible to that authorized and required as of the date of such change. Any such additional director elected to fill a vacancy resulting from such increase in the size of the Board of Directors shall hold office until the next annual meeting of the Corporation's shareholders, but in the case of any such increase occurring after the 1997 Shareholder Meeting but before January 1, 1998, such additional director shall hold office until January 1, 1998.

     SEVENTH: To the extent permitted by New Jersey law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that this Article shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of such person of an improper personal benefit. For purposes of the foregoing sentence, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

     EIGHTH: The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation or of any constituent entity absorbed into the Corporation by consolidation or merger and any person who is or was a director, officer, trustee, employee or agent or any other enterprise service at the request of the Corporation or of such constituent entity against all liabilities and expenses incurred in any proceeding, whether or not a proceeding by or in the right of the Corporation, except that no indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to that person establishes that his or her acts or omissions (a) were in breach of her or her duty of loyalty to the Corporation, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by such person of an improper personal benefit. For purposes of the foregoing sentence, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

     NINTH: Pursuant to Subsection 14A:9-5(6) of the New Jersey Business Corporation Act, this Restated Certificate of Incorporation shall become effective on the date of filing of this Restated Certificate of Incorporation in the office of the Secretary of State.

     IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation on this __ day of ___________, 1996.

                                           KIWI INTERNATIONAL AIR LINES, INC.

                                           By:
                                              --------------------------------

                       KIWI INTERNATIONAL AIR LINES, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

     Section 1. PURPOSE.

     The purpose of the KIWI International Air Lines, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is to promote the interests of KIWI International Air Lines, Inc., a New Jersey corporation (the "Company"), and all subsidiaries thereof by providing an opportunity to selected employees, officers and directors of the Company or any subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter, and consultants or advisors rendering bona fide services to the Company or any subsidiary thereof, to acquire Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company.

     Section 2. DEFINITIONS.

     For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     "Award" shall mean an award of the right to purchase or otherwise acquire Common Stock granted pursuant to the Plan.

     "Award Agreement" shall mean a written agreement, contract or other instrument or document evidencing an Award.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Book Value" of a share of Common Stock shall mean, as of any date, the aggregate book value of all series of common stock of the Company, divided by the total number of issued and outstanding shares of all series of common stock of the Company as of such date, determined on the basis of the Company's audited financial statements as of such date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Company, which is subject to an Award under this Plan, or the Class A Common Stock, no par value, of the Company, as a class, as the context may require.

     "Class C Common Stock" shall mean the Class C Common Stock, no par value, of the Company, which is subject to an Award under this Plan, or the Class C Common Stock, no par value, of the Company, as a class, as the context may require.

     "Common Stock" shall mean the Class A Common Stock and/or the Class C Common Stock which is subject to awards granted under this Plan, or the Class A Common Stock and/or the Class C Common Stock as separate classes or a single class, as the context may require.

     "Disability" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     "Eligible Person" shall mean any Employee, director and officer of the Company, and any consultant or advisor rendering bona fide services to the Company or any Subsidiary.

     "Employee" shall mean any person who is employed by the Company or any Subsidiary, on a full-time or part-time basis.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Common Stock shall mean, as of any day, the average of the last sale prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock shall not be so listed, the last sale price on the NASDAQ system on such day, or, if there shall have been no sales on such day, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on such day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the Fair Market Value of the shares of Common Stock subject to an Award shall be the Fair Market Value thereof determined by the Board of Directors in its absolute discretion, exercised in good faith.

     "Participant" shall mean any Eligible Person to whom an Award is granted pursuant to the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as amended, and any successor to such Rule.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock Plan Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

     "Transfer" shall mean sell, assign, transfer, pledge, convey or otherwise dispose of, or subject to any lien, encumbrance or security interest of any kind.

     Section 3. ELIGIBILITY.

     Subject to Section 6(a), Awards may be made to any Eligible Person. The Board of Directors shall have the sole authority to select the Eligible Persons to whom Awards are to be granted hereunder. No person shall have any right to participate in the Plan. Any Eligible Person selected by the Board of Directors for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4. COMMON STOCK SUBJECT TO THE PLAN

     4.1. NUMBER OF SHARES. The total number of shares of Class A Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate three million four hundred thousand (3,400,000) shares (subject to adjustment as provided in Section 8 hereof), and the total number of shares of Class C Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate one hundred thousand (100,000) shares (subject to adjustment as provided in Section 8 hereof). If any shares of Common Stock subject to an Award are forfeited prior to the time such shares are issued by the Company to the Participant under the terms of the Award, such shares shall again become available for grant pursuant to the Plan.

     4.2 SHARES AVAILABLE. The shares of Common Stock that may be subject to Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Board of Directors may determine.

     Section 5. ADMINISTRATION OF THE PLAN.

     5.1 ADMINISTRATION BY BOARD OF DIRECTORS OR COMMITTEE. The Plan shall be administered by the Board of Directors or, if established at any time by the Board of Directors, by a committee thereof, the members of which shall be appointed by and serve at the pleasure of the Board of Directors (the "Stock Plan Committee"). The Stock Plan Committee shall consist of two or more persons, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3, and once constituted, the Plan shall be thereafter be administered by the Stock Plan Committee, for so long as the Board of Directors deems it desirable for the Plan to comply with and qualify under Rule 16b-3. So long as the Plan is administered in accordance with Rule 16b-3, persons serving or designated to serve as members of the Committee shall not be granted Awards under the Plan. As used herein, except in Sections 14 ("Amendment of the Plan"), 16 ("Termination of the Plan") and 17 ("Effective Date of the Plan"), references to the Board of Directors shall mean the Board of Directors or the Committee, whichever is then acting with respect to the administration of the Plan.

     5.2 INTERPRETATION. The Board of Directors shall have full authority to interpret and construe the Plan and any provision thereof, any Award granted under the Plan or any Award Agreement. The Board of Directors shall have the authority to adopt, modify or rescind from time to time such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

     5.3 FINALITY. The interpretation and construction by the Board of Directors of any provision of the Plan or any rule or regulation adopted thereunder, or of any Award or Award Agreement, shall be final and conclusive upon all parties.

     5.4 AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors shall have the sole authority and discretion under the Plan to take the following actions, in each case subject to and consistent with the provisions of the Plan: (i) to select the Participants who are granted Awards under the Plan; (ii) to determine the number of Awards and the time or times Awards shall be made; (iii) to establish the terms, conditions, restrictions and limitations of any Award, including without limitation, (A) the number of shares of Common Stock to be covered by each Award; (B) the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award; (C) the form of the consideration that may be used to purchase shares of Common Stock pursuant to any Award (including, without limitation) the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award and the circumstances under which a Participant may elect to purchase shares pursuant to an Award by delivery of Participants promissory note); (D) restrictions or limitations on the vesting of shares of Common Stock subject to an Award, including by way of illustration and not limitation, forfeiture and vesting provisions (which may be contingent upon the Participant's continued employment by the Company or any Subsidiary, the Participant achieving specified performance goals, the Company meeting specified financial goals, a change of control of the Company, or other specified events) and the conditions for the lapse or waiver of such restrictions or limitations,
(E) restrictions or limitations on the rights of a Participant as a holder of shares of Common Stock acquired pursuant to an Award, including restrictions and limitation on the right to vote or receive dividends or other distributions in respect of such shares and (F) Transfer restrictions, including the conditions upon which shares of Common Stock acquired pursuant to an Award may be Transferred or shall be subject to repurchase by the Company or subject to a right of first refusal of the Company (as well as the terms and conditions of any such right of first refusal); (iv) to prescribe the form of any Award Agreement, which not need be identical for each Participant; (v) to require that any recipient of an Award become a party to any stockholders' or voting trust agreement to which the Company or any subsidiary is a party; (vi) to modify or accelerate the time at which any or all restrictions, limitations or conditions imposed with respect to any shares of Common Stock subject to an Award will lapse or waive any such restrictions, limitations or conditions; (vii) to determine the Book Value or the Fair Market Value of the Common Stock for purposes of the Plan and any Award or Award Agreement; and (viii) to determine all other matters to be determined in connection with an Award and the administration of the Plan.

     Section 6. SPECIFIC TERMS AND CONDITIONS OF AWARDS. The Board of Directors shall grant Awards to Participants on the following terms and conditions:

     (a) Awards of Class A Common Stock shall be made only to Eligible Persons who are Employees at the time of the Awards and Awards of Class C Common Stock shall be made only to Eligible Persons who are not Employees at the time of the Award.

     (b) The terms and conditions of each Award granted under the Plan shall be specified by the Board of Directors and set forth in an Award Agreement between the Company and the Participant in such form as the Board of Directors shall approve. The terms and conditions of any Award granted hereunder need not be identical to those of any other Award granted hereunder. No Participant shall have any rights to or interest in an Award until it has executed and delivered an Award Agreement with respect to such an Award.

     (c) Shares of Common Stock subject to an Award shall be subject to such vesting conditions, restrictions on Transfer and other restrictions, limitations and conditions as the Board of Directors may impose, which may lapse separately or in combination at such times, or in installments or otherwise, as the Board of Directors shall determine at the time of grant or thereafter.

     (d) Except as otherwise determined by the Board of Directors at the time of grant or thereafter, upon termination of employment (as determined by criteria established by the Board of Directors) prior to the lapse or waiver of all vesting conditions imposed on an Award, shares of Common Stock that are at the time subject thereto shall be forfeited upon such terms and conditions as may be contained in the Award Agreement pursuant to which such Award was granted; provided however, that the Board of Directors may provide by rule, regulation or in any Award Agreement that such conditions shall be waived in whole or in part in the event of terminations resulting from specified causes, and in other cases the Board of Directors may waive in whole or in part any restrictions or conditions on such shares.

     Section 7. TRANSFER RESTRICTIONS.

     Until all restrictions, limitations and conditions imposed on any Award have lapsed in accordance with the terms of the Plan and the Award Agreement by which such Award was granted, the shares of Common Stock subject to such Award shall not be Transferred otherwise than by will or the laws of descent and distribution, except to the Company under the terms of the Plan or such Award Agreement, provided, however, that a Participant may, in the manner established by the Board of Directors, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to the Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through a Participant shall be subject to all the terms, conditions, restrictions and limitations imposed by the Plan and any Award Agreement applicable to such Participant, as well as any additional restrictions or limitations deemed necessary or appropriate by the Board of Directors.

     Section 8. ADJUSTMENTS.

     In the event that, after the adoption of the Plan by the Board of Directors, there shall be any change in the outstanding shares of Common Stock by reason of merger, consolidation, reorganization, recapitalization, stock split, combination or exchange of shares or declaration of dividends payable in Common Stock, the Board of Directors shall appropriately adjust the number of shares of Common Stock for which Awards may be granted under the Plan. If the Company shall not be the surviving corporation in any merger, consolidation or reorganization, shares of Common Stock acquired pursuant to an Award which are converted into common stock or other securities of the surviving corporation shall be subject to the same terms, conditions and restrictions as were applicable to such shares of Common Stock immediately prior to conversion, except to the extent that such terms, conditions and restrictions were modified as a result of such merger, consolidation or reorganization or have lapsed. In the event that at any time an Award is outstanding, the Company should make an extraordinary dividend or other extraordinary distribution (whether in cash, property, securities or any combination thereof) with respect to shares of Common Stock, or repurchase shares of Common Stock pursuant to a tender offer or exchange offer subject to
Section 13(e) of the Exchange Act or any other offer available to substantially all holders of the Common Stock (other than repurchases of shares of Common Stock by the Company in open market transactions), the Board of Directors may consider the economic impact of such share repurchases and may, in its discretion, make such adjustments as it deems appropriate under the circumstances.

     Section 9. WITHHOLDING.

     To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any Award granted hereunder or in respect of any shares of Common Stock acquired pursuant to an Award, whether upon the lapse or waiver of restrictions thereon or as a result of any election made by a Participant pursuant to Section 83(b) of the Code or for any other reason, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. At the Company's option and only to the extent permitted by applicable law, a Participant may satisfy a withholding tax payment obligation by electing to have the Company or any Subsidiary apply outstanding shares of Common Stock owned by the Participant, including shares acquired by it pursuant to an Award (provided that all restrictions and limitations on such shares shall have lapsed or been waived), against the taxes required to be withheld, and the shares so applied shall be that number of shares of Common Stock the Fair Market Value of which is equal to the tax required to be withheld (determined on the date that the amount of withholding tax is to be determined). All matters with respect to the amount and payment of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     Section 10. EVIDENCE OF AWARDS; STOCK CERTIFICATES

     Awards may be evidenced in any manner the Board of Directors deems appropriate, including without limitation, Award

Agreements, book entry registration or the issuance of stock certificates. Certificates evidencing shares of Common Stock acquired pursuant to an Award shall bear an appropriate legend referring to the restrictions imposed on such Stock and such other matters as the Board of Directors may determine. The Board of Directors may require that stock certificates or other instruments evidencing the shares of Common Stock issued in respect of Awards shall be held by the Company or other person, until all restrictions, limitations and conditions thereon shall have lapsed.

     Section 11. COMPLIANCE WITH SECURITIES LAWS

     If the shares of Common Stock that have been issued to a Participant pursuant to the Plan have not been registered under the Securities Act pursuant to an effective registration statement, such Participant, if the Board of Directors deems it advisable, may be required to represent and agree in writing that (i) no such shares acquired by the Participant pursuant to the Plan will be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder and (ii) such Participant is acquiring such shares for his or her own account and not with a view to the distribution thereof. The Company shall have the right to require that any certificate evidencing Common Stock issued pursuant to the Plan bear any restrictive legend required by law, the Plan or the Award Agreement relating to such Award. The Company may, but shall not be required to, cause shares of Common Stock acquired pursuant to an Award to be registered under the Securities Act or applicable state securities laws or to be listed or admitted to trading on any established securities exchange or market in which the Common Stock is listed or traded.

     Section 12. RIGHTS AS STOCKHOLDER.

     A Participant shall have absolute ownership of such shares of Common Stock, including the right to vote and receive dividends declared thereon, from the date on which the Participant's holding of shares of Common Stock is entered upon the records of the Company or its duly authorized transfer agent, subject to the terms, conditions, limitations and restrictions set forth in the Plan and in the Award Agreement relating to such Award. Except as expressly provided in the Plan or an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant's holding of shares is so recorded.

     Section 13. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP.

     Neither the Plan nor any Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or such Subsidiary, as the case may be, at any time.

     Section 14. AMENDMENT OF THE PLAN.

     The Board of Directors may amend the Plan from time to time as it deems desirable, provided, however, that, if required by (i) the certificate of incorporation or by-laws of the Company, (ii) any stockholders' or voting trust agreement to which the Company is a party or (iii) Rule 16b-3 (if the Board of Directors has determined that the Plan should comply with and be qualified under Rule 16b-3), the Board of Directors shall not amend the Plan without the approval of stockholders, to the extent required thereby. No amendment made after the date an Award is made shall adversely affect any right of a Participant with respect to such Award without the written consent of such Participant.

     Section 15. EXPENSES INDEMNITY

     (a) All expenses and liabilities incurred in the administration of the Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan, and shall be entitled to rely upon the advice, opinions or valuations of any such persons.

     (b) No member of the Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted thereunder.

     (c) Each member of the Board of Directors or the Stock Plan Committee acting in the administration of the plan shall be indemnified by the Company from all claims, liabilities and expenses he or she may suffer or incur by reason thereof, to the fullest extent permitted by the New Jersey Business Corporation Act.

     Section 16. TERMINATION OF THE PLAN.

     The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.

     Section 17. EFFECTIVE DATE OF THE PLAN

     The Plan was adopted by the Board of Directors on April 23, 1996 and shall be effective as of May 1, 1996, subject to approval on or before May 1, 1997 by the holders of at least 51% of all classes of capital stock of the Company present and voting at a meeting of the stockholders of the Company for such purpose; provided, however, that the failure to obtain such stockholders' approval within the period specified shall not affect the validity of any Award granted prior to the earlier to occur of: (i) the date of the meeting at which stockholders take action to disapprove the Plan, or (ii) May 1, 1997, or any Common Stock issued pursuant to any such Award.

                                    * * * * *

                                                                       EXHIBIT C

                       KIWI INTERNATIONAL AIR LINES, INC.

                             1996 STOCK OPTION PLAN

     Section 1. Purpose. The purpose of the KIWI International Air Lines, Inc. Stock Option Plan (the "Plan") is to promote the interests of KIWI International Air Lines, Inc., a New Jersey corporation (the "Company"), and any and all subsidiaries thereof, by providing an opportunity to selected employees, officers and directors of the Company and any subsidiaries thereof as of the date of the adoption of the Plan or at any time thereafter, and other persons rendering bona fide services to the Company or any subsidiary thereof, to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company. Under the Plan, the Board of Directors shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code or "non-qualified stock options" as described in Treasury Regulation
Section 1.83-7 or any successor regulation thereto.

     Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1 "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Company, which is subject to an Option granted under this Plan, or the Class A Common Stock, no par value, of the Company, as a class, as the context may require.

     2.3 "Class C Common Stock" shall mean the Class C Common Stock, no par value, of the Company, which is subject to an Option granted under this Plan, or the Class C Common Stock, no par value, of the Company, as a class, as the context may require.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.6 "Common Stock" shall mean the Class A Common Stock and/or the Class C Common Stock which is subject to Options granted under this Plan, or the Class A Common Stock and/or the Class C

Common Stock as separate classes or a single class, as the context may require.

     2.7 "Disability" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     2.8 "Eligible Person" shall mean any Employee (but with respect to ISOs, only an Employee within the meaning of clause (i) of Section 2.9) or any consultant, advisor or other person rendering bona fide services to the Company or any Subsidiary.

     2.9 "Employee" shall mean (i) with respect to an ISO, any person who at the time the ISO is granted is employed by the Company or any Subsidiary on a full-time basis, and (ii) with respect to a Non-Qualified Option, any person who, at the time the Non-Qualified Option is granted, is employed by the Company or any Subsidiary on a full-time basis or part-time basis, and any director of the Company or any Subsidiary.

     2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.11 "Fair Market Value" of a share of Common Stock shall mean, as of any day, the average of the last sale prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock shall not be so listed, the last sale price on the NASDAQ system on such day, or, if there shall have been no sales on such day, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on such day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the Fair Market Value of the shares of Common Stock subject to an Option shall be the Fair Market Value thereof determined by the Board of Directors in its absolute discretion, exercised in good faith.

     2.12 "ISO" shall mean an Option that constitutes and is treated as an "incentive stock option" as defined in Section 422(b) of the Code.

     2.14 "Non-Qualified Option" shall mean an Option that is a "non-qualified stock option" as described in Treasury Regulation

Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

     2.15 "Option" shall mean any ISO or Non-Qualified Option granted to an Eligible Person pursuant to the Plan.

     2.16 "Option Agreement" shall mean a written agreement, contract or other instrument or document evidencing an Option.

     2.17 "Participant" shall mean any Eligible Person to whom an Option is granted pursuant to the Plan.

     2.18 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as amended, and any successor to such Rule.

     2.19 "Securities Act" shall mean the Securities Act of 1933, as amended.

     2.20 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

     2.21 "Transfer" shall mean sell, assign, transfer, pledge, convey or otherwise dispose of, or subject to any lien, encumbrance or security interest of any kind.

     Section 3. Eligibility. Options may be granted to any Eligible Person. The Board of Directors shall have the sole authority to select the Eligible Persons to whom Options are to be granted hereunder, and to determine whether an Eligible Person is to be granted a Non-Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Board of Directors for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4. Common Stock Subject to the Plan.

     4.1 Number of Shares. The total number of shares of Class A Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate one million four hundred thousand (1,400,000) shares (subject to adjustment as provided in Section 7 hereof), and the total number of shares of Class C Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate one hundred thousand (100,000) shares (subject to adjustment as provided in Section 7 hereof).

     4.2 Shares Available. The shares of Class A Common Stock and Class C Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under the Plan.

     4.3 Special ISO Limitations.

     (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Person during any calendar year (under the Plan and any other plan of the Company or any Subsidiary) shall not exceed $100,000.

     (b) No ISO shall be granted to an Eligible Person who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the exercise price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO, and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4 ISO Limitations Not Applicable to Non-Qualified Options.
Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

     Section 5. Administration of the Plan.

     5.1 Administration by Board of Directors or Committee. The Plan shall be administered by the Board of Directors or, if established at any time by the Board of Directors, by a committee thereof (the "Stock Option Committee"), the members of which shall be appointed by and serve at the pleasure of the Board of Directors. The Stock Option Committee shall consist of two or more persons, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3, and once constituted, the Plan shall be administered by the Stock Option Committee for so long as the Board of Directors deems it desirable for the Plan to comply with and qualify under Rule 16b-3. So long as the Plan is administered in accordance with Rule 16b-3, persons serving or designated to serve as members of the Committee shall not be granted Options under the Plan. As used herein, except in Sections 13 ("Amendment of the Plan"), 15 ("Termination of the Plan") and 16 ("Effective Date of the Plan"), references to the Board of Directors shall mean the

Board of Directors or the Stock Option Committee, whichever is then acting with respect to the administration of the Plan.

     5.2 Interpretation. The Board of Directors shall have full authority to interpret and construe the Plan and any provision thereof, any Option granted under the Plan or any Option Agreement. The Board of Directors shall have the authority, from time to time, to adopt, modify or rescind such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

     5.3 Finality. The interpretation and construction by the Board of Directors of any provision of the Plan or any rule or regulation adopted thereunder, or of any Option or Option Agreement, shall be final and conclusive upon all parties.

     5.4 Grant of Options.

     The Board of Directors shall have the sole authority and discretion under the Plan to take the following actions, in each case subject to and consistent with the provisions of the Plan: (i) to select the Eligible Persons who are to be granted Options under the Plan; (ii) to designate whether any Option to be granted under the Plan is to be an ISO of a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock, or shares of Common Stock issuable upon exercise of an Option, may be used by a Participant to purchase shares of Common Stock in connection with the exercise of an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares of Common Stock acquired upon exercise of an Option may be transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish vesting provisions for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the continued employment of the Participant by the Company or a Subsidiary, (B) the Company meeting specified financial goals, (C) a change of control of the Company or (D) the occurrence of other specified events; (x) to require that a Participant who acquires

Common Stock upon the exercise of an Option become a party to any voting trust agreement or shareholders' agreement to which the Company or any Subsidiary is a party; (xi) to accelerate the time when outstanding Options may be exercised,
(xii) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan; and (xiii) to determine all other matters to be determined in connection with Options and the administration of the Plan.

     Section 6. Specific Terms and Conditions of Options.

     6.1 All Options. The terms and conditions of each Option granted under the Plan shall be specified by the Board of Directors and shall be set forth in a written Option Agreement between the Company and the Participant in such form as the Board of Directors shall approve. No Participant shall have any rights to or interest in an Option until it has executed and delivered an Option Agreement with respect thereto. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

     Options shall be subject to the following conditions:

     (a) Options to purchase Class A Common Stock shall be granted only to Eligible Persons who are Employees at the time the Options are granted and at the time they are exercised and Options to purchase Class C Common Stock shall be granted only to Eligible Persons who are not Employees at the time the Options are granted.

     (b)(i) In the event the Participant shall cease to be employed by the Company or any Subsidiary (on a full-time basis in the case of an ISO) for any reason other than as a result of his or her death or Disability, the unexercised portion of the Option may only be exercised within the three month period after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised the Option as of the date on which he or she ceased to be so employed and had not previously done so.

     (ii) In the event the Participant shall cease to be employed by the Company or any Subsidiary (on a full-time basis in the case of an ISO) by reason of his or her Disability, the unexercised portion of the Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised the Option as of the date on which he or she ceased to be so employed and had not previously done so.

     (iii) In the event the Participant shall die while in the employ of the Company or a Subsidiary, the unexercised portion of the Option held by such Participant at the time of his or her death may only be exercised within one year after the date of the Participant's death, and only to the extent that the Participant could have otherwise exercised such Option at the time of his or her death and had not previously done so. In such event, the Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance.

     (c) The Option shall not be assignable or Transferable by the Participant otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, the Option shall be exercisable only by the Participant.

     6.2 ISOs. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

     Each ISO shall be subject to the following additional conditions:

     (a) The option price of the ISO shall be fixed by the Board of Directors but shall in no event be less than 100% (or 110% in the case of an Eligible Person referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

     (b) The term of each ISO (including the date on which such ISO shall expire and terminate) shall be fixed by the Board of Directors, but the term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Eligible Person referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted).

     6.3 Non-Qualified Options. The terms and conditions of each Non-Qualified Option may, but need not, contain some or all of the terms and conditions which are required for incentive stock options as defined in Section 422(b) of the Code. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

     6.4 Additional Terms and Conditions. The Board of Directors may, in any manner not inconsistent with the Plan, by way of the Option Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations on any Option or the exercise thereof.

     Section 7. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, there shall be any change in the outstanding shares of Common Stock by reason of merger, consolidation, reorganization, recapitalization, stock split, combination or exchange of shares or declaration of dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan. If the Company shall not be the surviving corporation in any merger, consolidation or reorganization, shares of common stock or other securities of the surviving corporation or any other property into which the shares of Common Stock subject to an Option are converted pursuant to the merger, consolidation or reorganization, shall be subject to the same terms, conditions and restrictions as were applicable to such shares of Common Stock immediately prior to conversion, except to the extent that such terms, conditions and restrictions were modified as a result of such merger, consolidation or reorganization or have lapsed. In the event that at any time an Option is outstanding, the Company makes an extraordinary dividend or other extraordinary distribution (whether in cash, property, securities or any combination thereof) with respect to shares of Common Stock, or repurchase shares of Common stock pursuant to a tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any other offer available to substantially all holders of the Common Stock (other than repurchases of shares of Common Stock by the Company in open market transactions), the Board of Directors may consider the economic impact of such share repurchases and may, in its discretion, make such adjustments to outstanding Options as it deems equitable under the circumstances.

     Section 8. Withholding. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of an Option or in respect of any shares of Common Stock acquired upon exercise of the Option, whether as a result of the exercise of the Option, a "disqualifying disposition" of any shares of Common Stock acquired upon exercise of the Option (in the case of an ISO), or for any other reason, the Company shall have the right to deduct from any payments of any kind otherwise due to the Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, may require the Participant to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. A Participant may satisfy a withholding tax payment obligation by electing to have the Company or any Subsidiary apply outstanding shares of Common Stock owned by the Participant, or to be acquired by the Participant upon the exercise of the Option, against the taxes required to be withheld, and shares so applied shall be that number of shares of Common Stock the Fair Market Value of which is equal to the tax required to be withheld (determined on the date that the amount of withholding tax is to be determined). All matters with respect to the amount and payment of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

     Section 9. Regulatory Approvals. Notwithstanding anything to the contrary contained in the Plan, the Company shall have no obligation to issue or deliver certificates evidencing shares of Common Stock upon the exercise of an Option, or in connection with the resale or other disposition thereof, if the Board of Directors determines that the registration or qualification under any federal or state law of any shares of Common Stock to be issued upon the exercise of an Option, or the approval of any governmental agency, stock exchange or similar organization, is necessary as a condition of or in connection with the issuance or delivery of such shares.

     Section 10. Compliance with Securities Laws. If the shares of Common Stock that have been issued to a Participant pursuant to the Plan have not been registered under the Securities Act pursuant to an effective registration statement, such Participant, if the Board of Directors deems it advisable, may be required to represent and agree in writing that (i) no such shares acquired by the Participant pursuant to the Plan will be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder and (ii) such Participant is acquiring such shares for his or her own account and not with a view to the distribution thereof. The Company shall have the right to require that any certificate evidencing Common Stock issued pursuant to the exercise of an Option bear any restrictive legend required by law, the Plan or the Option Agreement relating to such Option. The Company may, but shall not be required to, cause shares of Common Stock issued upon exercise of an Option to be registered under the Securities Act or applicable state securities laws or to be listed or admitted to trading on any established securities exchange or market in which the Common Stock is listed or traded.

     Section 11. Rights as Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of an Option until the date when he or she has exercised the Option and his or her holding of such shares is entered upon the records of the Company or its duly authorized transfer agent. Except as expressly provided in the Plan or an Option Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant's holding of such shares is so recorded.

     Section 12. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

     Section 13. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, the Board of Directors shall not amend the Plan in any manner that requires the approval of stockholders of the Company pursuant to the Code, the certificate of incorporation or by-laws of the Company, any stockholders or voting trust agreement to which the Company is a party or Rule 16b-3 (if the Board of Directors has determined that the Plan should comply with and be qualified under Rule 16b-3), unless the required approval of stockholders is obtained within the time specified. In any event, no amendment made after the date an Option is granted shall adversely affect any right of the Participant with respect to such Option without the written consent of such Participant.

     Section 14. Expenses, Indemnity. (a) All expenses and liabilities incurred by the Board of Directors in the administration of the Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

     (b) No member of the Board of Directors or the Stock Option Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

     (c) Each member of the Board of Directors or the Stock Option Commiittee acting in the administration of the Plan shall be indemnified and held harmless by the Company from all claims, liabilities and expenses he or she may suffer or incur by reason thereof, to the fullest extent permitted by the New Jersey Business Corporation Act.

     Section 15. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination of the

Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     Section 16. Effective Date of the Plan. The Plan shall be effective as of April 23, 1996, the date on which the Plan was adopted by the Board of Directors of the Company, subject to approval (not later than 12 months after the effective date of the Plan) by the holders of at least 51% of all classes of capital stock of the Company present and voting at a meeting of the stockholders of the Company. No Option shall be exercisable prior to the approval of the Plan by stockholders.

                       KIWI INTERNATIONAL AIR LINES, INC.
                                Hemisphere Center
                               Route 1 and 9 South
                            Newark, New Jersey 07114

                          PROXY -- CLASS C COMMON STOCK

     THIS PROXY IS SOLICITED FROM HOLDERS OF CLASS C COMMON STOCK ON BEHALF OF THE BOARD OF DIRECTORS OF KIWI INTERNATIONAL AIR LINES, INC.

     The undersigned hereby appoints JOHN G. MURPHY and JAMES PLAYER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class C Common Stock of KIWI International Air Lines, Inc. held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held on September 4, 1996 or any adjournment thereof.

1. To approve the amendment and restatement of the Corporation's Certificate of Incorporation (a copy of which Restated Certificate is annexed to the accompanying Proxy Statement as Exhibit A), as summarized and discussed in the Proxy Statement under Proposal I.

             |_|   FOR              |_|   AGAINST                |_|  ABSTAIN

2. To ratify and approve: (i) all prior issuances of rights or options to purchase and the issuance of any securities convertible into Class A Common Stock and Class C Common Stock; (ii) the elimination of preemptive rights as of April 20, 1994; (iii) the increase in the number of authorized shares of Class A Common Stock to 15,000,000 shares as of August 11, 1994; and (iv) the creation of nine unexpired Class II directorships with terms expiring in 1997.

             |_|   FOR              |_|   AGAINST                |_|  ABSTAIN

3.  To approve the adoption of the Corporation's 1996 Employee Stock Purchase
    Plan.

             |_|   FOR              |_|   AGAINST                |_|  ABSTAIN

4.  To approve the adoption of the Corporation's 1996 Stock Option Plan.

             |_|   FOR              |_|   AGAINST                |_|  ABSTAIN

5. Election of nine (9) Class II Directors to terms expiring at the 1997 Annual Meeting.


    For all nominees listed                          Withhold authority to
    below (except as marked                          vote for all nominees
    to the contrary below).                          listed below, as a group.

                           |_|                                              |_|


Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the lines provided below.

         NOMINEE                                       TERM EXPIRES

    1.  John G. Murphy                        1997 Annual Meeting (Class II)

    2.  James B. Robbins                      1997 Annual Meeting (Class II)

    3.  Cecelia Hallman                       1997 Annual Meeting (Class II)

    4.  Jeffrey A. Lipkin                     1997 Annual Meeting (Class II)

    5.  Joseph J. Finn-Egan                   1997 Annual Meeting (Class II)

    6.  Russell Thayer                        1997 Annual Meeting (Class II)

    7.  Norton Waltuch                        1997 Annual Meeting (Class II)

    8.  Dumitru Cucu                          1997 Annual Meeting (Class II)

    9.  Jack Gray                             1997 Annual Meeting (Class II)


    Withhold authority to vote for:          _______________________________

                                             _______________________________

                                             _______________________________

                                             _______________________________

                                             _______________________________

                                             _______________________________

                                             _______________________________

                                             _______________________________

6. Proposal to ratify and approve the selection of Arthur Andersen, LLP, as the Company's independent auditors for 1996.

           |_|  FOR              |_|   AGAINST                 |_|  ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

     This Proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder.

     IF NO DIRECTION is made, this Proxy will be voted "FOR" the election of all nine nominees for Director and "FOR" Proposals 1, 2, 3, 4 and 6.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE SIGN IN THE ENTITY NAME BY AN AUTHORIZED PERSON.

DATED:____________, 1996
                                             _______________________________
                                             (Signature)

                                             _______________________________
                                             (Signature if held jointly)

                                             _______________________________
                                             Print Name


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENVELOPE PROVIDED

                                [KIWI LETTERHEAD]



                                                       August 22, 1996


Dear Shareholder:

     Please find enclosed the materials for the Company's Annual Meeting of Shareholders, which will be held on September 4, 1996 at 10:00 a.m. at the Company's headquarters at Hemisphere Center, Routes 1 & 9 South, Newark, New Jersey 07114.

     The materials consist of: (i) Proxy - Class C Common Stock; (ii) Notice of Annual Meeting and Proxy Statement; (iii) the Form 10-K Annual Report for 1995. The shareholders will be asked to consider several important proposals, which are listed on the Notice of Meeting, and described in the Proxy Statement.

     Class A Shares will be voted by the Voting Trust. If you are a Class A Shareholder, the enclosed materials require no action from you.

     Whether or not Class C Shareholders plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and mail it promptly in the return envelope provided.


                                                      Sincerely,